                                                                    Exhibit 4.50

            SERIES 1999-1 SUPPLEMENT, dated as of June 30, 1999 (as amended, Indenture Supplemented, restated or otherwise modified from time to time, this "Indenture Supplement") among GREYHOUND FUNDING LLC, a special purpose limited liability company established under the laws of Delaware (the "Issuer"), PHH VEHICLE MANAGEMENT SERVICES, LLC ("VMS"), as administrator (in such capacity, the "Administrator"), PARK AVENUE RECEIVABLES CORPORATION, a Delaware corporation (including its successors and assigns (excluding, however, the APA Bank as assignee pursuant to Section 2.4), the "Initial Purchaser"), THE CHASE MANHATTAN BANK ("Chase"), a New York banking corporation (the "APA Bank"), Chase, in its capacity as Funding Agent (the "Funding Agent"), and Chase, in its capacity as Indenture Trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the "Indenture Trustee"), to the Base Indenture, dated as of June 30, 1999, between the Issuer and the Indenture Trustee (as amended, modified, restated or supplemented from time to time, exclusive of Indenture Supplements creating new Series of Investor Notes, the "Base Indenture").

            WHEREAS, Sections 2.2 and 12.1 of the Base Indenture provide, among other things, that the Issuer and the Indenture Trustee may at any time and from time to time enter into a Indenture Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Investor Notes.

            NOW, THEREFORE, the parties hereto agree as follows:

            There is hereby created a Series of Investor Notes to be issued pursuant to the Base Indenture and this Indenture Supplement and such Series of Investor Notes shall be designated generally as Floating Rate Asset Backed Variable Funding Notes, Series 1999-1.

            The proceeds from the sale of the Series 1999-1 Investor Notes (as defined herein) and the proceeds from any Increase (as defined herein) shall be deposited in the Series 1999-1 Collection Subaccount and shall be used by the Issuer to fund the acquisition and maintenance of the SUBI Certificates under the Transfer Agreement and to reduce the Invested Amounts of other Series of Investor Notes.

            (a) All capitalized terms not otherwise de-fined herein are defined in the Definitions List attached to the Base Indenture as Schedule 1 thereto. All Arti-cle, Section or Subsection references herein shall refer to Articles, Sections or Subsections of the Base Inden-ture, except as otherwise provided herein. Unless other-wise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized
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term used or defined herein shall relate only to the Series 1999-1 Investor
Notes and not to any other Series of Investor Notes issued by the Issuer.

            (b) The following words and phrases shall have the following meanings with respect to the Series 1999-1 Investor Notes and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

            "Additional Costs Cap" means, for any Payment Date, an amount equal to the quotient of the product of (a) 0.25% per annum, (b) the weighted average Series 1999-1 Invested Amount during the immediately preceding Series 1999-1 Interest Period and (c) the number of days in such Series 1999-1 Interest Period divided by 360.

            "Additional Interest" is defined in Section 5A.3(b).

            "Adjusted LIBO Rate" means, with respect to each day during each Eurodollar Period pertaining to a portion of the Series 1999-1 Invested Amount allocated to a Eurodollar Tranche, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the LIBO Rate for such Eurodollar Period multiplied by the Statutory Reserve Rate.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Amortization Event" is defined in Article 4.

            "APA Bank" is defined in the recitals hereto.

            "APA Bank Purchase Date" means either the date of the Purchase or, if the APA Bank funds the Series 1999-1 Invested Amount on the Series 1999-1 Initial Funding Date pursuant to Section 2.3, the Series 1999-1 Initial Funding Date.

            "Applicable Margin" means on any date of determination, (a) after the occurrence of a CP Conduit Wind-Down Event described in clause (ii),
      (iii), (iv) or (v) of the definition thereof, .50% per annum and (b) after the occurrence of any other CP Conduit Wind-Down Event, 1.00% per annum.

            "Article 7 Costs" means any amounts due pursuant to Article 7.

            "Available Pricing Amount" means, on any Business Day, the sum of
      (i) the Unallocated Balance plus (ii) the Increase Amount, if any, on such date.


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

            "Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the Series 1999-1 Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Series 1999-1 Closing Date or (c) compliance by any Purchaser with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Series 1999-1 Closing Date.

            "Commercial Paper" means the promissory notes of the Initial Purchaser issued by the Initial Purchaser in the commercial paper market.

            "Commitment" means the APA Bank's obligation to purchase a Series 1999-1 Investor Note on the Series 1999-1 Initial Funding Date, to acquire the Initial Purchaser's Series 1999-1 Investor Note and to maintain and, subject to certain conditions, increase, the Series 1999-1 Invested Amount in an aggregate amount not to exceed at any one time outstanding $2,585,700,000, as such amount may be increased or reduced from time to time as provided herein.

            "Commitment Amount" means the amount of the Commitment.

            "Commitment Fee" is defined in Section 2.7(e).

            "Commitment Fee Payment" is defined in Section 5A.4(c)(vi).

            "Commitment Fee Rate" is defined in the Series 1999-1 Fee Letter.

            "Commitment Period" means the period commencing on June 30, 1999 and terminating on the Series 1999-1 Commitment Termination Date.

            "Conduit Assignee" shall mean any commercial paper conduit administered by Chase and designated by Chase from time to time to accept an assignment from the Initial Purchaser of the Series 1999-1 Invested Amount.

            "CP Conduit Insolvency Event" means the occurrence of any one or more of the following: (i) any proceeding shall have been instituted by the Initial Purchaser seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, Indenture Trustee or other similar official for it or any substantial part of its property, or (ii) any proceeding of the type described in the foregoing clause (i) shall be instituted against the Initial Purchaser and shall have remained undismissed for a period of sixty (60) consecutive days, or an order granting relief requested in any such proceeding shall be entered.

            "CP Conduit Wind-Down Event" means the occurrence of any of the following events:

            (i) an Amortization Event or Potential Amortization Event (other than an Amortization Event arising as a result of the occurrence of a Lease Rate Cap Event) shall have been declared or automatically occurred;

            (ii) the providers of the Initial Purchaser's program liquidity and/or letter of credit facilities shall have given notice that an event of default has occurred and is continuing under their respective agreements with the Initial Purchaser;

            (iii) on the fifth Business Day prior to the Scheduled Commitment
                  Termination Date, the Commitment has not been extended for at least 364 days;

            (iv) the Initial Purchaser has notified the Funding Agent that it is unable or unwilling to issue the Commercial Paper in order to fund the Series 1999-1 Initial Invested Amount or an Increase pursuant to Section 2.3(b);or

            (v) the Commercial Paper Notes shall no longer be rated at least A-1 and P-1 by Standard & Poor's and Moody's, respectively.

            "CP Rate Period" means, with respect to any CP Tranche, a period of days not to exceed 270 days commencing on a Business Day selected in accordance with Section 2.7(b); provided that (x) if a CP Rate Period would end on a day that is not a Business Day, such CP Rate Period shall end on the next succeeding Business Day and (y) during the Series 1999-1 Amortization Period, each CP Rate Period shall end on or prior to the next succeeding Payment Date.

            "CP Tranche" means a portion of the Series 1999-1 Invested Amount for which the Series 1999-1 Monthly Interest is calculated by reference to a particular Discount and a particular CP Rate Period.

            "Daily Principal Utilization Amount" means, for any Business Day during the Commitment Period, the sum of (i) the amount of any Decrease to be applied to reduce the Series 1999-1 Invested Amount pursuant to Section 2.5, (ii) the amount that the Issuer has elected to apply to reduce the principal amount of any Outstanding Series of Investor Notes (other than the Series 1999-1 Investor Notes) and (iii) the portion of the purchase price for Additional Units to be allocated to the Lease SUBI Portfolio and paid for pursuant to the Transfer Agreement on such Business Day to be financed with the proceeds of the Series 1999-1 Investor Notes.


                                      -4-
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            "Decrease" is defined in Sec-tion 2.5.

            "Deficiency" is defined in Section 5A.4(b).

            "Discount" means, with respect to any Commercial Paper, the interest or discount component thereof, including the portion thereof constituting dealer commissions.

            "Dividend Amount" means, with respect to any Payment Date, the aggregate amount of dividends payable to the Series 1999-1 Preferred Members in respect of their Series 1999-1 Preferred Membership Interests pursuant to Section 9.2(b) of the LLC Agreement.

            "Effective Date" is defined in Section 9.1.

            "Eurodollar Period" means, with respect to any Eurodollar Tranche:

            (a) initially, the period commencing on the Series 1999-1 Initial Funding Date or conversion date, as the case may be, with respect to such Eurodollar Tranche and ending one month thereafter (or such other period which is acceptable to the APA Bank and which in no event will be less than 7 days); and

            (b) thereafter, each period commencing on the last day of the immediately preceding Eurodollar Period applicable to such Eurodollar Tranche and ending one month thereafter (or such other period which is acceptable to the APA Bank and which in no event will be less than 7 days);

      provided that all Eurodollar Periods must end on the next Payment Date and all of the foregoing provisions relating to Eurodollar Periods are subject to the following:

                        (1) if any Eurodollar Period would otherwise end on a
                  day that is not a Business Day, such Eurodollar Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Eurodollar Period into another calendar month, in which event such Eurodollar Period shall end on the immediately preceding Business Day;

                        (2) any Eurodollar Period that would otherwise extend
                  beyond the Scheduled Commitment Termination Date shall end on the Scheduled Commitment Termination Date; and

                        (3) any Eurodollar Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Period) shall end on the last Business Day of the calendar month at the end of such Eurodollar Period.


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

            "Eurodollar Tranche" means a portion of the Series 1999-1 Invested Amount for which the Series 1999-1 Monthly Interest is calculated by reference to an Adjusted LIBO Rate determined by reference to a particular Eurodollar Period.

            "Excess Fleet Receivable Amount" means, with respect to any Settlement Date, an amount equal to the excess, if any, of (a) the aggregate amount of Collections in respect of the Fleet Receivables received by the Issuer during the immediately preceding Monthly Period over (b) the 1999-1B Invested Amount as of the immediately preceding Settlement Date.

            "Excluded Taxes" means, with respect to the Funding Agent, any Purchaser or any other recipient of any payment to be made by or on account of any obligation of the Issuer hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or by any other Governmental Authority as a result of a present or former connection between the jurisdiction of such Governmental Authority imposing such tax and the Funding Agent, any Purchaser or any other such recipient (except a connection arising solely from the Funding Agent's, such Purchaser's or such recipient's having executed, delivered or performed its obligations hereunder, receiving a payment hereunder or enforcing the Series 1999-1 Investor Notes) and (b) any branch profits tax imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Issuer is located.

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day of such transactions received by the Funding Agent from three Federal funds brokers of recognized standing selected by it.

            "Failure Fee" is defined in Section 2.7(g).

            "Failure Fee Payment" is defined in Section 5A.4(c)(xv).

            "Failure Fee Rate" means, with respect to (a) the period from and including October 1, 1999 to but excluding October 7, 1999, 0.15% and (b) each Series 1999-1 Interest Period thereafter, the sum of the Failure Fee Rate in effect during the preceding period and 0.15%; provided, however that the Failure Fee Rate shall not exceed 0.60% per annum.

            "Floating Tranche" means a portion of the Series 1999-1 Invested Amount not allocated to a Eurodollar Tranche for which the Series 1999-1 Monthly Interest is calculated by reference to the Alternate Base Rate.

            "Increases" is defined in Sec-tion 2.3(a).

            "Increase Amount" is defined in Section 2.3(a).

            "Increase Date" is defined in Section 2.3(a).

            "Increased Costs" means, for each Payment Date, the sum of (1) any
      Article 7 Costs due and payable on such Payment Date, (2) any other unpaid Program Costs due and payable on such Payment Date, (3) any amounts due and payable pursuant to Section 2.8 on such Payment Date and (4) the Increased Costs Carry Forward Amount for the preceding Payment Date.

            "Increased Costs Carry Forward Amount" means, for each Payment Date, the excess, if any, of (a) Increased Costs for such Payment Date over (b) the Additional Costs Cap for such Payment Date.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Indenture Supplement" has the meaning set forth in the preamble.

            "Interest Shortfall" is defined in Section 5A.3(b).

            "Lease Rate Cap Event" means the failure on the part of the Issuer on any Settlement Date to have the Series 1999-1 Lease Rate Caps that it is required to have in accordance with Section 5A.12.

            "LIBO Rate" means, with respect to each day during each Eurodollar Period pertaining to a Eurodollar Tranche, the rate appearing on Page 3750 of the Dow Jones market screen (or on any successor or substitute page of such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Funding Agent from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Eurodollar Period, as the rate for dollar deposits with a maturity comparable to the Eurodollar Period applicable to such Eurodollar Tranche.

            "Lockout Period" means the period from and including the date on which each Outstanding Series of Investor Notes shall have been declared to be immediately due and payable as a result of the occurrence of an Event of Default defined in clause (a) or (b) of Section 9.1 of the Base Indenture to and including the date on which the principal of and interest on all Series of Investor Notes shall have been paid in full.

            "Monthly Interest Payment" is defined in Section 5A.4(c)(v).

            "Monthly Principal Payment" is defined in Section 5A.6.

            "Optional Termination Date" is defined in Section 2.5(c).

            "Optional Termination Notice" is defined in Section 2.5(c).

            "Other Taxes" means any and all current or future stamp or documentary taxes or other excise or property taxes, charges or similar levies arising from any payment made under the Transaction Documents or from the execution, delivery or enforcement of, or otherwise with respect to, any Transaction Document.

            "Outstanding" means, with respect to the Series 1999-1 Investor Notes, the Series 1999-1 Invested Amount shall not have been reduced to zero and all accrued interest and other amounts owing on the Series 1999-1 Investor Notes and to the Funding Agent and the Purchaser hereunder shall not have been paid in full.

            "Payment Date" means the 7th day of each month, or if such date is not a Business Day, the next succeeding Business Day, commencing August 9, 1999.

            "Potential CP Conduit Wind-Down Event" means any event or circumstance that with notice, the lapse of time, or both, would become a CP Conduit Wind-Down Event.

            "Prepayment Date" is defined in Article 5.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its prin-cipal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Principal Overpayment Amount" means, for each Settlement Date, the excess, if any, of (a) the aggregate amount withdrawn from the Series 1999-1 General Collection Subaccount and deposited in the Series 1999-1 Principal Collection Subaccount pursuant to Section 5A.2(e) during the immediately preceding Monthly Period over (b) the Series 1999-1 Principal Payment Amount for such Settlement Date.

            "Program Costs" shall mean the sum of (i) all expenses, indemnities and other amounts due and payable to the Purchasers and the Funding Agent under the Indenture or this Indenture Supplement (including, without limitation, any Article 7 Costs) and (ii) the product of (A) all unpaid fees and expenses due and payable to counsel to, and independent auditors of, the Issuer (other than fees and expenses payable on or in connection with the closing of the issuance of Series 1999-1 or any other Series) and
      (B) a fraction, the numerator of which is the Commitment Amount and the denominator of which is the sum of (x) the aggregate commitment amounts on such Business Day (in respect of any variable funding notes of any other Outstanding Series), (y) the


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

      Commitment Amount plus (z) the aggregate Invested Amounts of all other Outstanding Series (other than variable funding notes).

            "Program Fee" is defined in Section 2.7(f).

            "Program Fee Payment" is defined in Section 5A.4(c)(vii).

            "Program Fee Rate" is defined in the Series 1999-1 Fee Letter.

            "Purchase" means the assignment by the Initial Purchaser to the APA Bank of the Initial Purchaser' s Series 1999-1 Invested Amount pursuant to
      Section 2.4.

            "Purchase Price" means, on the APA Bank Purchase Date, an amount equal to the sum of (i) the lower of (A) the Series 1999-1 Invested Amount on such date and (B) the sum of (1) the Series 1999-1 Allocated Aggregate Unit Balance and (2) the product of the aggregate amount of Unit Repurchase Payments payable by the Servicer pursuant to the Origination Trust Servicing Agreement and the Series 1999-1 Invested Percentage on such date plus (ii) the sum of (1) all accrued and unpaid Discount on all outstanding Commercial Paper issued to fund the Series 1999-1 Invested Amount from the issuance date(s) thereof to but excluding the APA Bank Purchase Date plus (2) the aggregate Discount to accrue on all outstanding Commercial Paper issued to fund the Series 1999-1 Invested Amount from and including the APA Bank Purchase Date, to and excluding the maturity date of each CP Tranche; provided, however that, after the occurrence of an Lease Rate Cap Event, the Purchase Price on any APA Bank Purchase Date will equal the sum of (x) the Series 1999-1 Invested Amount on such date plus (y) the sum of (1) all accrued and unpaid Discount on all outstanding Commercial Paper issued to fund the Series 1999-1 Invested Amount from the issuance date(s) thereof to but excluding the APA Bank Purchase Date plus
      (2) the aggregate Discount to accrue on all outstanding Commercial Paper issued to fund the Series 1999-1 Invested Amount from and including the APA Bank Purchase Date, to and excluding the maturity date of each CP Tranche.

            "Purchaser" means, prior to the APA Bank Purchase Date, the Initial Purchaser and, on and after the APA Bank Purchase Date, the APA Bank or its assigns as permitted by Section 11.10.

            "Rating Agencies" means, with respect to the Series 1999-1 Investor Notes, Standard & Poor's, Moody's and any other nationally recognized rating agency from which a rating for the Commercial Paper was requested by the Initial Purchaser and is currently in effect.

            "Rating Agency Condition" means, with respect to any action specified herein as requiring satisfaction of the Rating Agency Condition, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Initial

      Purchaser and the Funding Agent in writing that such action will not result in a reduction or withdrawal of the then current rating of the Commercial Paper.

            "Record Date" means, with respect to each Payment Date, the immediately preceding Business Day.

            "Sale Notice" means an irrevocable written notice given by an authorized signatory or authorized officer of the Initial Purchaser (or on behalf of the Initial Purchaser by Chase, in its capacity as the Initial Purchaser's administrative agent) to the Funding Agent committing to sell, assign and transfer to the APA Bank, the Initial Purchaser 's Series 1999-1 Invested Amount, which notice shall designate (i) the APA Bank Purchase Date, (ii) the Initial Purchaser's Series 1999-1 Invested Amount,
      (iii) the Purchase Price (including a calculation of the Purchase Price),
      (iv) that no CP Conduit Insolvency Event has occurred and (v) wire transfer instructions specifying the account(s) into which the proceeds of the Purchase Price shall be deposited.

            "Scheduled Commitment Termination Date" means the Payment Date in June, 2000, as such date may be extended from time to time with the written agreement of each of the Issuer, the Initial Purchaser and the APA Bank (or, after the APA Bank Purchase Date, the Issuer and the APA Bank).

            "Series 1999-1" means Series 1999-1, the Principal Terms of which are set forth in this Indenture Supplement.

            "Series 1999-1 Administrator Fee" is defined in Section 6.2 .

            "Series 1999-1 Allocated Adjusted Aggregate Unit Balance" means, as of any date of determination, the lower of (i) the Series 1999-1 Required Asset Amount as of such date and (ii) the product of (x) the Adjusted Aggregate Unit Balance and (y) the percentage equivalent of a fraction the numerator of which is the Series 1999-1 Required Asset Amount as of such date and the denominator of which is the sum of (x) the Series 1999-1 Required Asset Amount and (y) the aggregate Required Asset Amounts with respect to each other Series of Investor Notes as of such date.

            "Series 1999-1 Allocated Aggregate Unit Balance" means, as of any date of determination, the product of (x) the Aggregate Unit Balance and
      (y) the percentage equivalent of a fraction the numerator of which is the Series 1999-1 Required Asset Amount as of such date and the denominator of which is the sum of (x) the Series 1999-1 Required Asset Amount and (y) the aggregate Required Asset Amounts with respect to each other Series of Investor Notes as of such date.

            "Series 1999-1 Allocated Asset Amount Deficiency" means, as of any date of determination, the amount, if any, by which the Series 1999-1 Allocated Adjusted Aggregate Unit Balance is less than the Series 1999-1 Required Asset Amount as of such date.

            "Series 1999-1 Amortization Period" means the period commencing on the Business Day following the earlier to occur of (i) the Series 1999-1 Commitment Termination Date and (ii) the Optional Termination Date and ending on the date when (w) the Series 1999-1 Invested Amount shall have been reduced to zero and all accrued interest and other amounts owing on the Series 1999-1 Investor Notes and to the Funding Agent and the Purchaser hereunder shall have been paid in full, (x) all dividends accrued and accumulated on the Series 1999-1 Preferred Membership Interests shall have been declared and paid in full, (y) the Series 1999-1 Preferred Membership Interests shall have been redeemed in accordance with their terms and (z) all amounts owing in respect of the Series 1999-1 Preferred Membership Interests under the Series 1999-1 Preferred Membership Interest Purchase Agreement shall have been paid in full by the Issuer.

            "Series 1999-1 Closing Date" means June 30, 1999.

            "Series 1999-1 Collateral" means the Collateral, the Series 1999-1 Reserve Account, the Series 1999-1 Yield Supplement Account, the Series 1999-1 Distribution Account and the Series 1999-1 Lease Rate Caps.

            "Series 1999-1 Collection Subaccount" is defined in Section 5A.1(a).

            "Series 1999-1 Commitment Termination Date means the earlier to occur of (i) the Scheduled Commitment Termination Date and (ii) the date on which an Amortization Event shall have been declared or automatically occurred.

            "Series 1999-1 Daily Principal Allocation" is defined in Section 5A.2(b).

            "Series 1999-1 Distribution Account" is defined in Section 5A.11(a).

            "Series 1999-1 Excess Fleet Receivable Amount" means, for any Settlement Date, an amount equal to the product of (a) the average daily Series 1999-1 Invested Percentage during the immediately preceding Monthly Period and (b) the Excess Fleet Receivable Amount for such Settlement Date.

            "Series 1999-1 Fee Letter" means the fee letter, dated as of the Series 1999-1 Closing Date, among the Issuer, the Administrator and the Funding Agent, acknowledged by the Indenture Trustee, as amended from time to time.

            "Series 1999-1 Gain on Sale Account Percentage" means 10%.

            "Series 1999-1 Initial Funding Date" is defined in Section 2.1(a).

            "Series 1999-1 Initial Invested Amount" is defined in Section
      2.3(a).

            "Series 1999-1 Interest Period" means a period commencing on and including a Payment Date and ending on and including the day preceding the next suc-ceeding

      Payment Date; provided, however, that the initial Series 1999-1 Interest Period shall commence on and include June 30, 1999 and end on and include August 8, 1999.

            "Series 1999-1 Invested Amount" means (i) when used with respect to the Series 1999-1 Initial Funding Date, the Series 1999-1 Initial Invested Amount and (ii) when used with respect to any other date, an amount equal to (a) the Series 1999-1 Invested Amount on the immediately preceding Business Day plus (b) the amount of any increases in the Series 1999-1 Invested Amount pursuant to Section 2.3 made on such day minus (c) the amount of principal payments made pursuant to Section 5A.7 to the Purchaser on such date.

            "Series 1999-1 Invested Percentage" means, with respect to any Business Day (i) prior to the Series 1999-1 Commitment Termination Date, the percentage equivalent (which percent-age shall never exceed 100%) of a fraction the numerator of which shall be equal to the Series 1999-1 Allocated Adjusted Aggregate Unit Balance as of the end of the immediately preceding Business Day and the denominator of which is the sum of the numerators used to determine invested percentages for allocations (for all Series of Investor Notes and all classes of such Series of Investor Notes) as of the end of such immediately preceding Business Day or (ii) on or after the Series 1999-1 Commitment Termination Date, the percentage equivalent (which percent-age shall never exceed 100%) of a fraction the numerator of which shall be equal to the Series 1999-1 Allocated Adjusted Aggregate Unit Balance as of the Series 1999-1 Commitment Termination Date, and the denominator of which is the sum of the numerators used to determine invested percentages for allocations (for all Series of Investor Notes and all classes of such Series of Investor Notes) as of the end of the immediately preceding Business Day.

            "Series 1999-1 Investor Noteholder" means the Purchaser.

            "Series 1999-1 Investor Notes" means any one of the Series 1999-1 Floating Rate Asset Backed Vari-able Funding Notes, executed by the Issuer and authenticated and delivered by the Indenture Trustee, substan-tially in the form of Exhibit A.

            "Series 1999-1 Lease Rate Cap" means, with respect to one or more Fixed Rate Leases, an interest rate cap, substantially in the form of Exhibit E, from an Eligible Counterparty having a notional amount on each Payment Date at least equal to the Lease Balance (or the aggregate Lease Balances) of such Fixed Rate Lease or Fixed Rate Leases as of the last day of the immediately preceding Monthly Period and an effective strike rate based on the eurodollar rate set forth therein in effect on the dates set forth therein at least equal to the fixed rate of interest on such Fixed Rate Lease or the weighted average fixed rate of interest on such Fixed Rate Leases minus 0.625 per annum; provided, however that on any Payment Date on which there is any other Series of Investor Notes Outstanding, the Series 1999-1 Lease Rate Cap with respect to each of the Fixed Rate Loans may have a notional amount equal to the Series 1999-1 Invested Percentage on such Settlement Date of the Lease Balance of such Fixed Rate Loan as of the last day of the immediately preceding Monthly Period.

            "Series 1999-1 Liquid Credit Enhancement Deficiency" means, on any date of determination, the amount by which the Series 1999-1 Reserve Account Amount is less than the Series 1999-1 Required Reserve Account Amount.

            "Series 1999-1 Maximum Invested Amount" means, on any date of determination, an amount equal to the product of 98.04% and the Commitment Amount on such date.

            "Series 1999-1 Monthly Interest" is defined in Section 5A.3(a) .

            "Series 1999-1 Monthly Residual Value Gain" means, for any Settlement Date, an amount equal to the product of (a) the average daily Series 1999-1 Invested Percentage during the immediately preceding Monthly Period and (b) the Monthly Residual Value Gain for such Settlement Date.

            "Series 1999-1 Note Rate" means for any Series 1999-1 Interest Period, the interest rate equal to the percentage equivalent of a fraction,

            (a) the numerator of which is equal to the sum of:

                  (i) for each day prior to the APA Bank Purchase Date during such Series 1999-1 Interest Period, the aggregate amount of Discount accruing on all outstanding Commercial Paper issued by the Initial Purchaser to fund the Series 1999-1 Invested Amount on such day; plus

                  (ii) for the APA Bank Purchase Date and each day thereafter during such Series 1999-1 Interest Period, of the sum of:

                        (A) the product of (x) the sum of (a) the portion of the
                  Series 1999-1 Invested Amount allocable to the Floating Tranche on such day plus (b) for any day during the period from and including the APA Bank Purchase Date to but excluding the Payment Date immediately succeeding the APA Bank Purchase Date, the Unaccrued Discount Payment Amount times (y) the Alternate Base Rate, divided by (z) 365 (or 366, as the case may be) plus

                        (B) the product of (x) the portion of the Series 1999-1
                  Invested Amount allocable to Eurodollar Tranches on such day divided by 360 times (y) the weighted average Adjusted LIBO Rate plus the Applicable Margin on such day in effect with respect thereto, plus

                        (C) on the APA Bank Purchase Date, the Unaccrued
                  Discount Payment Amount; and

            (b) the denominator of which is equal to the average daily Series 1999-1 Invested Amount during such Series 1999-1 Interest Period;

      provided, however, that the Series 1999-1 Investor Note Rate will in no event be higher than the maximum rate permitted by applicable law.

            "Series 1999-1 Note Termination Date" means the first to occur of
      (a) the date on which the Series 1999-1 Investor Notes are fully paid and
      (b) the Series 1999-1 Termination Date.

            "Series 1999-1 Prepayment Amount" means, an amount equal to the Series 1999-1 Invested Amount, plus (i) if the Prepayment Date is prior to the APA Bank Purchase Date, the sum of (A) all accrued and unpaid Discount on all outstanding Commercial Paper issued to fund the Series 1999-1 Invested Amount from the issuance date(s) thereof to but excluding the Prepayment Date, (B) the aggregate Discount to accrue on all outstanding Commercial Paper issued to fund the Series 1999-1 Invested Amount from and including the Prepayment Date to and excluding the maturity date of each CP Tranche, (C) the Commitment Fee calculated for the period from and including the immediately preceding Payment Date to and excluding the Prepayment Date, (D) the Program Fee calculated for the period from and including the immediately preceding Payment Date to and excluding the Prepayment Date, (E) all Article 7 Costs then due and payable and (F) without duplication, any other Program Costs then due and payable and any amounts then due and payable pursuant to Section 2.8 or (ii) if the Prepayment Date is on or after the APA Bank Purchase Date, the sum of (A) all accrued and unpaid interest on the Series 1999-1 Invested Amount, calculated at the applicable Series 1999-1 Investor Note Rate for the period from and including the immediately preceding Period End Date to and excluding the Prepayment Date, (B) the Commitment Fee calculated for the period from and including the immediately preceding Period End Date to and excluding the earlier of the Prepayment Date and the Series 1999-1 Commitment Termination Date, (C) the Program Fee calculated for the period from and including the immediately preceding Period End Date to and excluding the APA Bank Purchase Date, (D) all Article 7 Costs then due and payable and (E) without duplication, any other Program Costs then due and payable and any amounts then due and payable pursuant to Section 2.8.

            "Series 1999-1 Preferred Member Distribution Account" is defined in the LLC Agreement.

            "Series 1999-1 Preferred Members" means the registered holders of the Series Preferred Membership Interests.

            "Series 1999-1 Preferred Membership Interest Purchase Agreement" means the Preferred Membership Interest Purchase Agreement, dated as of the Series 1999-1 Closing Date, among the Issuer, the Initial Purchaser, Chase, as funding agent thereunder, Chase, as APA Bank thereunder, and the Administrator, as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms.

            "Series 1999-1 Preferred Membership Interests" means the Preferred Membership Interests, having an aggregate stated liquidation preference equal to $235,960,108, issued by the Issuer on the Series 1999-1 Closing Date.

            "Series 1999-1 Principal Collection Subaccount" is defined in
      Section 5A.1(a).

            "Series 1999-1 Principal Payment Amount" means, for any Settlement Date, an amount equal to the product of (a) the average daily Series 1999-1 Invested Percentage during the immediately preceding Monthly Period and (b) the Principal Payment Amount for such Settlement Date.

            "Series 1999-1 Required Asset Amount" means, as of any date of determination, the sum of the Series 1999-1 Invested Amount and the Series 1999-1 Required Overcollateralization Amount as of such date.

            "Series 1999-1 Required Enhancement Amount" means, on any date of determination, an amount equal to 14.94% of the Series 1999-1 Maximum Invested Amount on the Series 1999-1 Closing Date minus 12.69% of the excess, if any, of the Series 1999-1 Maximum Invested Amount on the Series 1999-1 Closing Date over the Series 1999-1 Invested Amount on such date; provided, however that if on any Settlement Date (1) the Three Month Average Charge-Off Ratio exceeds 0.50%, (2) the Twelve Month Average Charge-Off Ratio exceeds 0.25%, (3) the Three Month Average Residual Value Loss Ratio exceeds 10%, (4) the Twelve Month Average Residual Value Loss Ratio exceeds 5%, (5) the Three Month Average Paid-In Advance Loss Ratio exceeds 1.00%, (6) the Twelve Month Average Paid-In Advance Loss Ratio exceeds 0.50% or (7) the Three Month Average Delinquency Ratio for any Settlement Date exceeds 4.5%, the Series 1999-1 Required Enhancement Amount will equal the product of 15.94% and the Series 1999-1 Maximum Invested Amount on such date; provided, however, that, after the declaration or occurrence of an Amortization Event, the Series 1999-1 Required Enhancement Amount shall equal the Series 1999-1 Required Enhancement Amount on the date of the declaration or occurrence of such Amortization Event.

            "Series 1999-1 Required Reserve Account Amount" means, on any date of determination, an amount equal to 2.25% of the Series 1999-1 Maximum Invested Amount on the Series 1999-1 Closing Date.

            "Series 1999-1 Required Investor Noteholders" means (i) on any day prior to the APA Bank Purchase Date, the Initial Purchaser and the APA Bank and (ii) on the APA Bank Purchase Date and any day thereafter, the APA Bank.

            "Series 1999-1 Required Overcollateralization Amount" means, on any date of determination during an Accrual Period, the amount by which the Series 1999-1 Required Enhancement Amount exceeds the sum of (a) the Series 1999-1 Reserve Account Amount and (b) the amount on deposit in the Series 1999-1 Principal Collection Subaccount on such date (excluding any amounts deposited therein pursuant to Section 5A.2(e) during the Monthly Period commencing after the first day of such Accrual Period).

            "Series 1999-1 Reserve Account" is defined in Section 5A.9(a) .

            "Series 1999-1 Reserve Account Amount" means, on any date of determination, the amount on deposit in the Series 1999-1 Reserve Account and available for withdrawal therefrom.

            "Series 1999-1 Reserve Account Surplus" means, on any date of determination, the amount, if any, by which the Series 1999-1 Reserve Account Amount exceeds the Series 1999-1 Required Reserve Account Amount.

            "Series 1999-1 Servicing Fee" is defined in Section 6.1.

            "Series 1999-1 Servicing Fee Percentage" is defined in Section 6.1.

            "Series 1999-1 Settlement Collection Subaccount" is defined in
      Section 5A.1(a).

            "Series 1999-1 Subaccounts" is defined in Section 5A.1(a).

            "Series 1999-1 Termination Date" means the Payment Date that occurs in the 125th month after the month in which the Series 1999-1 Commitment Termination Date shall have occurred.

            "Series 1999-1 Yield Supplement Account" is defined in Section 5A.10(a).

            "Series 1999-1 Yield Supplement Account Amount" means, on any date of determination, the amount on deposit in the Series 1999-1 Yield Supplement Account and available for withdrawal therefrom.

            "Series 1999-1 Yield Supplement Account Surplus" means, on any date of determination, the amount, if any, by which the Series 1999-1 Yield Supplement Account Amount exceeds the Series 1999-1 Yield Supplement Amount.

            "Series 1999-1 Yield Supplement Amount" means, on any date of determination, an amount equal to the product of the Series 1999-1 Invested Percentage on such date and the Yield Supplement Amount.

            "Series 1999-1 Yield Supplement Deficiency" means, on any date of determination, the amount by which the Series 1999-1 Yield Supplement Account Amount is less than the Series 1999-1 Yield Supplement Amount.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Funding Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Tranches shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the APA Bank under such Regulation D or comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the reserve percentage.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Total Cash Available" means, for any Settlement Date, the excess, if any, of (a) the sum of (i) the aggregate amount of Collections allocated to the Series 1999-1 General Collection Subaccount pursuant to
      Section 5A.2(a) during the immediately preceding Monthly Period, (ii) an amount equal to the product of the average daily Series 1999-1 Invested Percentage during such Monthly Period and the amount of the Unit Repurchase Payments paid by the Servicer on such Settlement Date, (iii) an amount equal to the product of the average daily Series 1999-1 Invested Percentage during such Monthly Period and the amount of the Monthly Servicer Advance made by the Servicer on such Settlement Date, (iv) an amount equal to the product of the average daily Series 1999-1 Invested Percentage during such Monthly Period and the amount withdrawn from the Gain on Sale Account pursuant to Section 5.2(e) of the Base Indenture on such Settlement Date and (v) the investment income on amounts on deposit in the Series 1999-1 Principal Collection Subaccount and the Series 1999-1 General Collection Subaccount transferred to the Series 1999-1 Settlement Collection Subaccount on such Settlement Date pursuant to Section 5.1A(b) over (b) the aggregate amount withdrawn from the Series 1999-1 General Collection Subaccount and deposited in the Series 1999-1 Principal Collection Subaccount pursuant to Section 5A.2(e) during the immediately preceding Monthly Period.

            "Transaction Parties" is defined in Section 2.4(c).

            "Unaccrued Discount Payment Amount" means the portion of the Purchase Price determined in accordance with clause (ii)(2) of the definition thereof.

            "Unallocated Balance" means, as of (i) any Business Day prior to the APA Bank Purchase Date, the portion of the Series 1999-1 Invested Amount allocated to any CP Tranche, the CP Rate Period in respect of which expires on such Business Day and (ii) the APA Bank Purchase Date or any Business Day thereafter, the sum of (A) the portion of the Series 1999-1 Invested Amount for which interest is then being calculated by reference to the Alternate Base Rate and (B) the portion of the Series 1999-1 Invested Amount allocated to any Eurodollar Tranche the Eurodollar Period in respect of which expires on such Business Day.

            "Year 2000 Compliant" means, with respect to a specified Person, that all of such Persons' computer applications (including those of suppliers, vendors and customers) that are material to the performance of the Issuer's, the Servicer's or the Administrator's obligations under the Transaction Documents are reasonably expected on a timely basis to be able to perform properly in all material respects date-sensitive functions for all dates before and after January 1, 2000.

            (a) Initial Purchase. Subject to the terms and conditions of this Indenture Supplement, including delivery of notice in accordance with Section 2.3, (i) on any Business Day during the Commitment Period (the "Series 1999-1 Initial Funding Date"), (A) the Initial Purchaser may, in its sole discretion, purchase a Series 1999-1 Investor Note in an amount equal to the Series 1999-1 Initial Invested Amount or (B) if the Initial Purchaser shall have notified the Funding Agent that it has elected not to purchase a Series 1999-1 Investor Note on the Series 1999-1 Initial Funding Date, the APA Bank shall purchase on the Series 1999-1 Initial Funding Date a Series 1999-1 Investor Note in an amount equal to the Series 1999-1 Initial Invested Amount and (ii) thereafter, (A) if the Initial Purchaser shall have purchased a Series 1999-1 Investor Note on the Series 1999-1 Initial Funding Date, the Initial Purchaser may, in its sole discretion, maintain its Series 1999-1 Investor Note, subject to increase or decrease during the Commitment Period, in accordance with the provisions of this Indenture Supplement and (B) if the APA Bank shall have purchased Series 1999-1 Investor Notes on the Series 1999-1 Initial Funding Date or, in any case, on or after the APA Bank Purchase Date, the APA Bank shall maintain its Series 1999-1 Investor Note subject to increase or decrease during the Commitment Period, in accordance with the provisions of this Indenture Supplement. Payments by the Initial Purchaser or the APA Bank, as the case may be, in respect of the Series 1999-1 Investor Notes shall be made in immediately available funds on the Series 1999-1 Initial Funding Date to the Funding Agent for remittance to the Indenture Trustee for deposit into the Series 1999-1 Collection Subaccount.

            (b) Maximum Series 1999-1 Invested Amount. Notwithstanding anything to the contrary contained in this Indenture Supplement, at no time, prior to the APA Bank Purchase Date, shall the Series 1999-1 Invested Amount exceed the Series 1999-1 Maximum Invested Amount at such time.

            (c) The Series 1999-1 Investor Note shall be issued in fully registered form without interest coupons, substantially in the form set forth in Exhibit A hereto.

 . On the Series 1999-1 Initial Funding Date, the Issuer shall sign and shall direct the Indenture Trustee in writing pursuant to Section 2.4 of the Base Indenture to duly authenticate, and the Indenture Trustee, upon receiving such direction, shall so authenticate (i) the Series 1999-1

Investor Notes in such names and such denominations and deliver such Series 1999-1 Investor Notes to the Funding Agent, on behalf of the Initial Purchaser, or the APA Bank, as the case may be, in accordance with such written directions. The Series 1999-1 Investor Notes shall be issued in minimum denominations of $1,000,000 and in integral multiples of $100,000 in excess thereof. The Indenture Trustee shall indicate in the Investor Note Register the actual Series 1999-1 Invested Amount outstanding on any date of determination, which, absent manifest error, shall constitute prima facie evidence of the outstanding Series 1999-1 Invested Amount from time to time.

            (a) Subject to Section 2.3(c), (i) on the Series 1999-1 Initial Funding Date, the Initial Purchaser may agree, in its sole discretion, and the APA Bank shall purchase a Series 1999-1 Investor Note in accordance with Section
2.1 and (ii) on any Business Day during the Commitment Period, the Initial Purchaser may agree, in its sole discretion, and the APA Bank hereby agrees that the Series 1999-1 Invested Amount may be increased (an "Increase"), upon the request of the Issuer (each date on which an increase in the Series 1999-1 Invested Amount occurs hereunder being herein referred to as the "Increase Date" applicable to such Increase); provided, however, that the Issuer shall have given the Funding Agent (with a copy to the Indenture Trustee) irrevocable written notice (effective upon receipt), substantially in the form of Exhibit B hereto, of such request no later than (i) 8:30 A.M., New York City time, on the Series 1999-1 Initial Funding Date or such Increase Date, as the case may be, in the case of any Increase Date occurring prior to the APA Bank Purchase Date or
(ii) (x) if the Series 1999-1 Initial Invested Amount or Increase Amount is to be priced solely with reference to the Alternate Base Rate, on or prior to 12:00 noon, New York City time, on the Series 1999-1 Initial Funding Date or such Increase Date, as the case may be, or (y) if all or a portion of the Series 1999-1 Initial Invested Amount or Increase Amount is to be allocated to a Eurodollar Tranche, 1:00 p.m., New York City time, three Business Days prior to the Series 1999-1 Initial Funding Date or such Increase Date, as the case may be, in the case of any Increase Date occurring on or after the APA Bank Purchase Date. Such notice shall state (x) the Series 1999-1 Initial Funding Date or the Increase Date, as the case may be, (y) the initial invested amount (the "Series 1999-1 Initial Invested Amount") or, the proposed amount of such Increase (the "Increase Amount"), as the case may be, and (z) on and after the APA Bank Purchase Date, what portions thereof will be allocated to a Eurodollar Tranche and the Floating Tranche.

            (b) If, prior to the APA Bank Purchase Date, the Initial Purchaser elects not to fund any portion of a requested Increase, the Initial Purchaser shall notify the Funding Agent thereof and deliver a Sale Notice in accordance with Section 2.4 and the APA Bank shall purchase the Initial Purchaser's Series 1999-1 Invested Amount in accordance with Section 2.4 and fund such Increase in an amount equal to such Increase; provided, however that on the APA Bank Purchase Date the APA Bank shall not be obligated to fund any portion of an Increase that would cause the sum of the Series 1999-1 Invested Amount and the amount specified in clause (ii) of the definition of "Purchase Price" to exceed the Commitment Amount.

            (c) No Purchaser shall be required to make the initial purchase of Series 1999-1 Investor Notes on the Series 1999-1 Initial Funding Date or to increase the Series 1999-1 Invested Amount on any Increase Date hereunder unless:

                  (i) the related aggregate initial purchase amount or Increase Amount is equal to $1,000,000 or an integral multiple of $100,000 in excess thereof;

                  (ii) after giving effect to the initial purchase amount or Increase Amount, the Series 1999-1 Invested Amount would not exceed the
      (A) prior to the APA Bank Purchase Date, the Series 1999-1 Maximum Invested Amount on the Series 1999-1 Initial Funding Date or Increase Date, as the case may be, or (B) on or after the APA Bank Purchase Date, the Commitment Amount on the Series 1999-1 Initial Funding Date or Increase Date, as the case may be;

                  (iii) after giving effect to the initial purchase amount or Increase Amount, no Series 1999-1 Allocated Asset Amount Deficiency, Series 1999-1 Liquid Credit Enhancement Deficiency or Series 1999-1 Yield Supplement Deficiency would have occurred and be continuing;

                  (iv) no Amortization Event or Potential Amortization Event shall have occurred and be continuing;

                  (v) in the case of any funding by the Initial Purchaser, no CP Conduit Wind-Down Event or Potential CP Conduit Wind-Down Event shall have occurred and be continuing;

                  (vi) all of the representations and warranties made by each of the Issuer, SPV, the Origination Trust and the Servicer in each Transaction Document to which it is a party are true and correct in all material respects on and as of the Series 1999-1 Initial Funding Date or such Increase Date, as the case may be, as if made on and as of such date (except to the extent such representations and warranties are expressly made as of another date); and

                  (vii) all conditions precedent set forth in Sections 4.1 and
      4.2 of the Transfer Agreement to the funding of the SUBI Certificates being funded on the Series 1999-1 Initial Funding Date or such Increase Date, as the case may be, shall have been satisfied, including, without limitation, in the case of the Series 1999-1 Initial Funding Date, delivery of the Initial Assignment to the Issuer and the Indenture Trustee in accordance with Section 4.1 of the Transfer Agreement, and, in the case of any Increase Date, delivery of the Additional Assignment to the Issuer and the Indenture Trustee in accordance with Section 4.2 of the Transfer Agreement.

The Issuer's acceptance of funds in connection with (x) the initial purchase of Series 1999-1 Investor Notes on the Series 1999-1 Initial Funding Date and (y) each Increase occurring on any Increase Date shall constitute a representation and warranty by the Issuer to the applicable

Purchaser as of the Series 1999-1 Initial Funding Date or such Increase Date (except to the extent such representations and warranties are expressly made as of another date), as the case may be, that all of the conditions contained in this Section 2.3(c) have been satisfied.

            (d) If there is a Principal Overpayment Amount for any Settlement Date, the Issuer shall request an Increase in accordance with Section 2.3(a) in an amount equal to such Principal Overpayment Amount effective on such Settlement Date. Notwithstanding the provisions of Section 2.3(c), the Purchaser shall be required to fund such an Increase even if the Issuer is unable to satisfy the conditions set forth in clauses (i), (ii), (iv) or (vi) of Section 2.3(c).

            (e) After receipt by the Funding Agent of the notice required by
Section 2.3(a) from the Issuer, the Funding Agent shall, except as otherwise provided in Section 2.3(d), so long as the conditions set forth in Sections 2.3(a) and (c) are satisfied, promptly provide telephonic notice (i) prior to the APA Bank Purchase Date, to the Initial Purchaser, and (ii) on and after the APA Bank Purchase Date, to the APA Bank, of the Increase Date and of the Increase Amount. If the Initial Purchaser elects to fund an Increase, the Initial Purchaser agrees to pay in immediately available funds the amount of such Increase on the related Increase Date to the Funding Agent for deposit into the Series 1999-1 Collection Subaccount. On or after the APA Bank Purchase Date, the APA Bank agrees to pay in immediately available funds the amount of such Increase on the related Increase Date to the Funding Agent for deposit in the Series 1999-1 Collection Subaccount.

            (a) On any date during the Commitment Period, the Initial Purchaser may, in its own discretion, and the Initial Purchaser shall upon the occurrence of a CP Conduit Wind-Down Event, in each case, by delivering a Sale Notice to the Funding Agent, the Issuer and the Indenture Trustee, sell to the APA Bank and the APA Bank hereby agrees to purchase all right, title and interest of the Initial Purchaser in the Series 1999-1 Invested Amount. Any Sale Notice shall be delivered by the Initial Purchaser to the Funding Agent, the Issuer and the Indenture Trustee prior to 12:30 p.m., New York City time, on the APA Bank Purchase Date and shall constitute an irrevocable offer by the Initial Purchaser to sell 100% of the Series 1999-1 Invested Amount at the Purchase Price. Any Sale Notice shall be deemed to be a representation and warranty by the Initial Purchaser that no CP Conduit Insolvency Event shall have occurred and be continuing. The APA Bank hereby agrees to purchase from the Initial Purchaser the Series 1999-1 Invested Amount for a purchase price equal to the Purchase Price on the APA Bank Purchase Date (which date, subject to Section 2.4(b), may be the same as the date of the Sale Notice). Notwithstanding anything to the contrary set forth in this Indenture Supplement, the APA Bank shall not have any obligation to purchase the Initial Purchaser's Series 1999-1 Invested Amount if, on such Purchase Date, any CP Conduit Insolvency Event shall have occurred and be continuing.

            (b) If, at or prior to 12:30 p.m., New York City time, on any Business Day, the Initial Purchaser delivers the Sale Notice to the Funding Agent specifying that the APA Bank Purchase Date shall be the same date as the date of the Sale Notice, the Funding Agent shall, by no later than 1:30 p.m., New York City time, notify (by telecopy or by telephone call promptly confirmed in writing by telecopy) the APA Bank of the receipt and content of the Sale Notice and the APA Bank shall purchase the Initial Purchaser's Series 1999-1 Investor Note by depositing the Purchase Price in immediately available funds into the account(s) specified by the Initial Purchaser in the Sale Notice no later than 3:30 p.m., New York City time. If the Initial Purchaser delivers the Sale Notice to the Funding Agent after 12:30 p.m., New York City time, on any Business Day or the Initial Purchaser delivers the Sale Notice to the Funding Agent specifying that the APA Bank Purchase Date shall be a date other than the date of the Sale Notice, the Funding Agent shall promptly advise (by telecopy or by telephone call promptly confirmed in writing by telecopy) the APA Bank of the receipt and content of the Sale Notice and the APA Bank shall purchase the Initial Purchaser's Series 1999-1 Investor Note by depositing the Purchase Price in immediately available funds into the account(s) specified by the Initial Purchaser in the Sale Notice no later than 3:30 p.m., New York City time, on the next Business Day or such date, as the case may be. Notwithstanding the fact that the APA Bank Purchase Date may occur on a date which is later than the date on which the Sale Notice is delivered to the Funding Agent, the obligation of the APA Bank to make such purchase and to make payment of the amounts required to be paid by it pursuant to Section 2.4(a) shall arise immediately upon receipt by the Funding Agent of the Sale Notice. Upon payment of the Purchase Price as provided herein and delivery to the Indenture Trustee by the Funding Agent of the Initial Purchaser's Series 1999-1 Investor Note, the Issuer shall sign and shall direct the Indenture Trustee in writing to duly authenticate, and the Indenture Trustee, upon receiving such direction, shall so authenticate, a new Series 1999-1 Investor Note in the name of the APA Bank and in a denomination equal to the Commitment Amount as set forth in such written direction and shall deliver such Series 1999-1 Investor Note to the APA Bank in accordance with such written direction.

            (c) The transfer of the Initial Purchaser's Series 1999-1 Investor Note pursuant to this Section 2.4 shall be without recourse or warranty, express or implied, except that the Series 1999-1 Investor Note is free and clear of adverse claims created by or arising as a result of claims against the Initial Purchaser. By executing and delivering a Sale Notice pursuant to Section 2.4(a),
(i) the Initial Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 1999-1 Investor Note or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Series 1999-1 Investor Note, or any other agreement, instrument or other document furnished pursuant thereto or in connection therewith, including without limitation any Transaction Document, and (ii) the Initial Purchaser makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer, SPV, the Origination Trust, the Administrator or the Servicer (collectively, the "Transaction Parties") or the Funding Agent, or the performance or observance by the Transaction Parties of any of their respective obligations under the Series 1999-1 Investor Note or the Transaction Documents.

            (a) On any Business Day during the Commitment Period or the Series 1999-1 Amortization Period (except after the APA Bank Purchase Date (which shall be governed by

Section 5A.7(b))), upon the written request of the Issuer or the Administrator on behalf of the Issuer, the Series 1999-1 Invested Amount may be reduced (a "Decrease") by the Indenture Trustee's withdrawing from the Series 1999-1 Principal Collection Subaccount, depositing into the Series 1999-1 Distribution Account and distributing to the Funding Agent, for the account of the Series 1999-1 Investor Noteholder, funds on deposit in the Series 1999-1 Principal Collection Subaccount on such day in accordance with Section 5A.7(c) in an amount not to exceed the amount of such funds on deposit on such day; provided that the Administrator shall have given the Funding Agent (with a copy to the Indenture Trustee) irrevocable written notice (effective upon receipt), prior to 3:00 P.M., New York City time, (i) on the second Business Day prior to such Decrease, in the case of any Decrease occurring prior to the APA Bank Purchase Date and (ii) (A) if the Decrease relates solely to a Floating Tranche, on the Business Day of such Decrease or (B) if all or any portion of the Decrease relates to a Eurodollar Tranche, on the Business Day that is three Business Days prior to such Decrease, in the case of any Decrease occurring on or after the APA Bank Purchase Date, and which notice shall state the amount of such Decrease; provided, further, that (x) such Decrease shall be in an amount equal to $1,000,000 and integral multiples of $100,000 in excess thereof and (y) prior to the APA Bank Purchase Date, such Decrease shall be in an amount no greater than the Unallocated Balance on such day. Upon each Decrease, the Indenture Trustee shall indicate in the Note Register such Decrease.

            (b) On or after the APA Bank Purchase Date, any reduction in the Series 1999-1 Invested Amount on any Business Day shall be allocated first to reduce the Unallocated Balance and then to reduce the portion of the Series 1999-1 Invested Amount allocated to Eurodollar Tranches in such order as the Issuer may select in order to minimize costs payable pursuant to Section 7.4.

            (c) (i) On any Business Day, the Issuer shall have the right to deliver an irrevocable written notice (an "Optional Termination Notice") to the Indenture Trustee, the Administrator and the Rating Agencies in which the Issuer declares that the Commitment and the Commitment Period shall terminate on the date (the "Optional Termination Date") set forth in such notice (which date, in any event, shall be a Payment Date not less than twenty Business Days from the date on which such notice is delivered).

            (ii) From and after the Optional Termination Date, the Series 1999-1 Amortization Period shall commence for all purposes under this Indenture Supplement and the other Transaction Documents. The Indenture Trustee shall give prompt written notice of its receipt of an Optional Termination Notice to the Purchasers.

            (d) If at any time after the Series 1999-1 Closing Date, the Issuer issues any other Series of Investor Notes, the Issuer shall reduce the Series 1999-1 Invested Amount in accordance with Section 2.5(a) in an amount equal to the proceeds of such Series of Investor Notes on the Series Closing Date with respect to such Series.

            (a) The Issuer may from time to time request that the Purchaser and the APA Bank agree to increase the Commitment. An increase in the Commitment shall be effective hereunder if each of the Initial Purchaser and the APA Bank (or, after the APA Bank Purchase Date, solely the APA Bank) shall have agreed to such increase.

            (b) On any Business Day during the Commitment Period, the Issuer may, upon two (2) Business Days' prior written notice to the Funding Agent (effective upon receipt) (with copies to the Administrator and the Indenture Trustee) reduce the Commitment in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any reduction in the Series 1999-1 Invested Amount on such date, the Series 1999-1 Invested Amount would exceed (i) prior to the APA Bank Purchase Date, the Series 1999-1 Maximum Invested Amount then in effect or (ii) on or after the APA Bank Purchase Date, the Commitment Amount then in effect. On the Series Closing Date of any other Series of Investor Notes, the Issuer shall reduce the Commitment in an amount equal to the reduction in the Series 1999-1 Invested Amount pursuant to Section 2.5(d). Once reduced, the Commitment may not be subsequently reinstated.

            (a) Interest shall be payable on the Series 1999-1 Investor Notes on each Payment Date pursuant to Section 5A.5(a).

            (b) On any Business Day, the Issuer may, subject to Section 2.7(d), elect to allocate all or any portion of the Available Pricing Amount (i), prior to the APA Bank Purchase Date, to one or more CP Tranches with CP Rate Periods commencing on such Business Day by giving the Funding Agent irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by the Funding Agent prior to 8:30 A.M., New York City time, on such Business Day or (ii) on or after the APA Bank Purchase Date, to one or more Eurodollar Tranches with Eurodollar Periods commencing on such Business Day by giving the Funding Agent irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by the Funding Agent prior to 1:00 p.m., New York City time, three Business Days prior to such Business Day. Such notice shall specify (i) the applicable Business Day, (ii) the CP Rate Period for each CP Tranche or the Eurodollar Period for each Eurodollar Tranche, as the case may be, to which a portion of the Available Pricing Amount is to be allocated and (iii) the portion of the Available Pricing Amount being allocated to each such CP Tranche or Eurodollar Tranche, as the case may be. On or after the APA Bank Purchase Date, the Funding Agent shall notify the APA Bank of the contents of each such notice promptly upon receipt thereof. Prior to the APA Bank Purchase Date, the Issuer shall allocate the Series 1999-1 Invested Amount so that the aggregate amounts allocated to outstanding CP Rate Periods at all times equal the Series 1999-1 Invested Amount.

            (c) Any reduction in the Series 1999-1 Invested Amount on any Business Day shall be allocated in the following order of priority:

            First, to reduce the Unallocated Balance, as appropriate; and

            Second, to reduce the portion of the Series 1999-1 Invested Amount allocated to Eurodollar Tranches in such order as the Issuer may select in order to minimize costs payable pursuant to Section 7.4.

            (d) Notwithstanding anything to the contrary contained in this
Section 2.7, (i) prior to the APA Bank Purchase Date, (A) the Initial Purchaser shall approve the length of each CP Rate Period and the portion of the Series 1999-1 Invested Amount allocated to such CP Rate Period, (B) the Initial Purchaser may select, in its sole discretion, any new CP Rate Period if (x) the Issuer does not provide notice of a new CP Rate Period on a timely basis or (y) the Funding Agent, on behalf of the Initial Purchaser, determines, in its sole discretion, that the CP Rate Period requested by the Issuer is unavailable or for any reason commercially undesirable and (C) the portion of the Series 1999-1 Invested Amount allocable to each CP Tranche must be in an amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof and (ii) on and after the APA Bank Purchase Date, (A) the portion of the Series 1999-1 Invested Amount allocable to each Eurodollar Tranche must be in an amount equal to $100,000 or an integral multiple of $100,000 in excess thereof, (B) no more than 10 Eurodollar Tranches shall be outstanding at any one time, (C) after the occurrence and during the continuance of any Amortization Event or Potential Amortization Event, the Issuer may not elect to allocate any portion of the Available Pricing Amount to a Eurodollar Tranche and (D) after the end of the Commitment Period, the Issuer may not select any Eurodollar Period that does not end on or prior to the next succeeding Payment Date.

            (e) The Indenture Trustee (acting at the written direction of the Administrator upon which the Indenture Trustee may conclusively rely) shall distribute pursuant to Section 5A.5(b), from amounts deposited in the Series 1999-1 Distribution Account pursuant to Section 5A.4(c), to the Funding Agent, for the account of the APA Bank, on each Payment Date, a commitment fee with respect to the Series 1999-1 Interest Period ending on such Payment Date (the "Commitment Fee" ) (i) during the Commitment Period at the Commitment Fee Rate of the average daily Commitment Amount during such Series 1999-1 Interest Period less the average daily Series 1999-1 Invested Amount during any portion of such Series 1999-1 Interest Period that falls on or after the APA Bank Purchase Date and (ii) during the Series 1999-1 Amortization Period at the Commitment Fee Rate of an amount equal to 102% of the average daily Series 1999-1 Invested Amount during such Series 1999-1 Interest Period; provided however, that no Commitment Fee will be payable hereunder for any Series 1999-1 Interest Period or portion thereof during the Series 1999-1 Amortization Period that commences on or after the APA Bank Purchase Date. The Commitment Fee shall be payable (i) monthly in arrears on each Payment Date and (ii) on the Series 1999-1 Commitment Termination Date.

            (f) The Indenture Trustee (acting at the written direction of the Administrator upon which the Indenture Trustee may conclusively rely) shall distribute pursuant to Section 5A.5(c), from amounts deposited in the Series 1999-1 Distribution Account pursuant to Section 5A.4(c), to the Funding Agent, for the account of the Initial Purchaser, on each Payment Date prior to the APA Bank Purchase Date and on the Payment Date immediately succeeding the APA Bank Purchase Date, a program fee (the "Program Fee") with respect to each Series 1999-1

Interest Period ending on such Payment Date (or, in the case of the Payment Date immediately succeeding the APA Bank Purchase Date, the period from and including the immediately preceding Payment Date to but excluding the APA Bank Purchase
Date) (i) during the Commitment Period, at the Program Fee Rate of the Commitment Amount during such period and (ii) during the Series 1999-1 Amortization Period, at the Program Fee Rate of an amount equal to 102% of the average daily Series 1999-1 Invested Amount during such period. The Program Fee shall be payable (i) monthly in arrears on each Payment Date prior to the APA Bank Purchase Date and (ii) on the Payment Date immediately succeeding the APA Bank Purchase Date.

            (g) The Indenture Trustee (acting at the written direction of the Administrator upon which the Indenture Trustee may conclusively rely) shall distribute pursuant to Section 5A.5(c), from amounts deposited in the Series 1999-1 Distribution Account pursuant to Section 5A.4(c), to the Funding Agent, for the account of the APA Bank, on the October 1999 Payment Date a fee (the "Failure Fee") in an amount equal to the Failure Fee Rate of the excess of the Commitment Amount over $700,000,000 during the period from and including October 1, 1999 to but excluding such Payment Date and on each Payment Date thereafter the applicable Failure Fee Rate on the amount of the excess of the Commitment Amount over $700,000,000 during the period from and including the immediately preceding Payment Date to but excluding such Payment Date.

            (h) Calculations of per annum rates under this Indenture Supplement shall be made on the basis of a 360- (or 365-/366-, in the case of interest on the Floating Tranche based on the Prime Rate) day year. Calculations of Commitment Fees, Program Fees and Failure Fees shall be made on the basis of a 360-day year. Each determination of the Adjusted LIBO Rate by the Funding Agent shall be conclusive and binding upon each of the parties hereto in the absence of manifest error.

            (a) The Issuer agrees to indemnify and hold harmless the Indenture Trustee, the Funding Agent, each Purchaser and each of their respective officers, directors, agents and employees (each, a "Company indemnified person") from and against any loss, liability, expense, damage or injury suffered or sustained by (a "Claim") such Company indemnified person by reason of (i) any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Issuer pursuant to the Indenture or the other Transaction Documents to which it is a party, (ii) a breach of any representation or warranty made or deemed made by the Issuer (or any of its officers) in the Indenture or other Transaction Document or (iii) a failure by the Issuer to comply with any applicable law or regulation or to perform its covenants, agreements, duties or obligations required to be performed or observed by it in accordance with the provisions of the Indenture or the other Transaction Documents, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury (A) resulted from the gross negligence, bad faith or wilful misconduct of such Company indemnified person or its officers, directors, agents, principals, employees or employers, (B) resulted solely from a default by an Obligor with respect to any Sold Unit or Fleet Receivable or (C) include any income or franchise taxes imposed on (or measured by) any Company indemnified person's net income; provided that any payments made by the Issuer pursuant to this Section 2.8 shall be made solely from funds available therefor pursuant to
Section 5A.5(e), shall be non-recourse other than with respect to such funds, and shall not constitute a claim against the Issuer to the extent that such funds are insufficient to make such payment.

            (b) The Administrator agrees to indemnify and hold harmless the Indenture Trustee, the Funding Agent, each Purchaser and each of their respective officers, directors, agents and employees (each, a "Administrator indemnified person") from and against any Claim by reason of (i) any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Administrator pursuant to the Indenture or the other Transaction Documents to which it is a party, (ii) a breach of any representation or warranty made or deemed made by the Administrator (or any of its officers) in the Indenture or other Transaction Document or (iii) a failure by the Administrator to comply with any applicable law or regulation or to perform its covenants, agreements, duties or obligations required to be performed or observed by it in accordance with the provisions of the Indenture or the other Transaction Documents, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury (A) resulted from the gross negligence, bad faith or wilful misconduct of such Administrator indemnified person or its officers, directors, agents, principals, employees or employers, (B) resulted solely from a default by an Obligor with respect to any Sold Unit or Fleet Receivable or (C) include any income or franchise taxes imposed on (or measured by) any Administrator indemnified person's net income.

            Sections 5.1 through 5.4 of the Base Indenture and each other Section of Article 5 of the Indenture relating to another Series shall read in their entirety as provided in the Base Indenture or any applicable Indenture Supplement. Article 5 of the Indenture (except for Sections 5.1 through 5.4 thereof and any portion thereof relating to another Series) shall read in its entirety as follows and shall be exclusively applicable to the Series 1999-1 Investor Notes:

            (a) The Indenture Trustee shall establish and maintain in the name of the Indenture Trustee for the benefit of the Series 1999-1 Investor Noteholders (i) a subaccount of the Collection Account (the "Series 1999-1 Collection Subaccount"); and (ii) three subaccounts of the Series 1999-1 Collection Subaccount: (1) the Series 1999-1 General Collection Subaccount, (2) the Series 1999-1 Principal Collection Subaccount and (3) the Series 1999-1 Settlement Collection Subaccount (respectively, the "Series 1999-1 General Collection Subaccount," the "Series 1999-1 Principal Collection Subaccount" and the "Series 1999-1 Settlement Collection

Subaccount"); the accounts established pursuant to this Section 5A.1(a), collectively, the "Series 1999-1 Subaccounts"), each Series 1999-1 Subaccount to bear a designation indicating that the funds deposited therein are held for the benefit of the Series 1999-1 Investor Noteholders. The Indenture Trustee shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time in the Series 1999-1 Subaccounts and the proceeds thereof for the benefit of the Series 1999-1 Investor Noteholders. The Series 1999-1 Subaccounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 1999-1 Investor Noteholders.

            (b) (i) So long as no Amortization Event has occurred, the Issuer shall instruct the institution maintaining the Collection Account in writing to invest funds on deposit in the Series 1999-1 Subaccounts at all times in Permitted Investments selected by the Issuer (by standing instructions or otherwise); provided, however, that funds on deposit in a Series 1999-1 Subaccounts may be invested together with funds held in other subaccounts of the Collection Account. Amounts on deposit and available for investment in the Series 1999-1 General Collection Subaccount and the Series 1999-1 Principal Collection Subaccount shall be invested by the Indenture Trustee at the written direction of the Issuer, so long as no Amortization Event has occurred, in Permitted Investments that mature, or that are payable or redeemable upon demand of the holder thereof, in the case of any such investment made during the Commitment Period or on any day prior to the APA Bank Purchase Date during the Series 1999-1 Amortization Period, on or prior to the next Business Day and (ii) in the case of any such investment made on any day on or after the APA Bank Purchase Date during the Series 1999-1 Amortization Period, on or prior to the Business Day immediately preceding the next Payment Date. On each Settlement Date, all interest and other investment earnings (net of losses and investment expenses) on funds deposited in the Series 1999-1 Principal Collection Subaccount and the Series 1999-1 General Collection Subaccount shall be deposited in the Series 1999-1 Settlement Collection Subaccount. The Issuer shall not direct the Indenture Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of principal of such Permitted Investment. In the absence of written direction as provided hereunder, all funds on deposit in the Collection Account shall remain uninvested.

            (ii) After the occurrence of an Amortization Event, the Funding Agent shall instruct the institution maintaining the Collection Account in writing to invest funds on deposit in the Series 1999-1 Subaccounts from time to time in Permitted Investments selected by the Funding Agent (by standing instructions or otherwise). Amounts on deposit and available for investment in the Series 1999-1 Subaccounts shall be invested by the Indenture Trustee at the written direction of the Funding Agent in Permitted Investments that mature, or that are payable or redeemable upon demand of the holder thereof on or prior to the Business Day immediately preceding the next Payment Date. On each Settlement Date, all interest and other investment earnings (net of losses and investment expenses) on funds deposited in the Series 1999-1 General Collection Subaccount and the Series 1999-1 Principal Collection Subaccount shall be deposited in the Series 1999-1 Settlement Collection Subaccount. The Funding Agent shall not direct the Indenture Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of principal of such Permitted

Investment. In the absence of written direction as provided hereunder, all funds on deposit shall remain uninvested.

            (a) Prior to 1:00 P.M., New York City time, on each Deposit Date, the Administrator shall direct the Indenture Trustee in writing to allocate to the Series 1999-1 Investor Noteholders and deposit in the Series 1999-1 General Collection Subaccount an amount equal to the product of the Series 1999-1 Invested Percentage on such Deposit Date and the Collections deposited into the Collection Account on such Deposit Date.

            (b) The Administrator shall direct the Indenture Trustee in writing to allocate to the Series 1999-1 Investor Noteholders and deposit in the Series 1999-1 Collection Subaccount the following amounts on each Business Day (the "Series 1999-1 Daily Principal Allocation"):

            (i) the proceeds from the initial sale of the Series 1999-1 Investor Notes or any Increase;

            (ii) any amounts allocated to another Series of Investor Notes that the Issuer or the Administrator, on behalf of the Issuer, has elected to apply to reduce the Series 1999-1 Invested Amount; and

            (iii) on the Series 1999-1 Initial Funding Date, the proceeds of the issuance of the Series 1999-1 Preferred Membership Interests, in an amount equal to the amount of such proceeds.

            (c) On each Determination Date, the Administrator shall direct the Indenture Trustee in writing to allocate to the Series 1999-1 Investor Noteholders and deposit in the Series 1999-1 Settlement Collection Subaccount on the immediately succeeding Settlement Date the following amounts:

            (i) any Unit Repurchase Payments made by the Servicer, in an amount equal to the product of the average daily Series 1999-1 Invested Percentage during the immediately preceding Monthly Period and the amount of such Unit Repurchase Payments;

            (ii) the Monthly Servicer Advance made by the Servicer, in an amount equal to the product of the average daily Series 1999-1 Invested Percentage during the immediately preceding Monthly Period and the amount of such Monthly Servicer Advance;

            (iii) amounts withdrawn from the Gain on Sale Account, in an amount equal to the product of the average daily Series 1999-1 Invested Percentage during such Monthly Period and the amount withdrawn from the Gain on Sale Account pursuant to Section 5.2(e) of the Base Indenture on such Settlement Date; and

            (iv) payments made under the Series 1999-1 Lease Rate Caps.

            (d) On each Business Day, the Administrator will direct the Indenture Trustee in writing to allocate, prior to 1:00 P.M., New York City time, the Series 1999-1 Daily Principal Allocation deposited in the Series 1999-1 Collection Subaccount in the following priority:

            (i) if such Business Day is a Settlement Date, allocate to the Series 1999-1 Settlement Collection Subaccount, an amount equal to the lesser of (A) the proceeds from any Increase on such Settlement Date and
      (B) the Principal Overpayment Amount for such Settlement Date; and

            (ii) allocate any remaining portion of the Series 1999-1 Daily Principal Allocation to the Series 1999-1 Principal Collection Subaccount.

            (e) If the sum of (i) the Series 1999-1 Daily Principal Allocation and (ii) the amount on deposit in the Series 1999-1 Principal Collection Subaccount on any Business Day is less than the Daily Principal Utilization Amount for such Business Day, the Administrator will direct the Indenture Trustee in writing, prior to 1:00 P.M., New York City time, to withdraw an amount equal to such deficit from the Series 1999-1 General Collection Subaccount and deposit it into the Series 1999-1 Principal Collection Subaccount.

            (f) During the Commitment Period, the Administrator may direct the Indenture Trustee in writing on any Business Day to withdraw amounts on deposit in the Series 1999-1 Principal Collection Subaccount for any of the following purposes:

            (i) if such Business Day is an Additional Closing Date, to pay all or a portion of the Transferred Asset Payment due on such Additional Closing Date pursuant to the Transfer Agreement;

            (ii) if the Administrator shall have given the Funding Agent irrevocable written notice of a Decrease (effective upon receipt) prior to 3.00, P.M., New York City time, at least two Business Days prior to such day, in the case of any notice given prior to the APA Bank Purchase Date, on such day, in the case of any notice given on or after the APA Bank Purchase Date with respect to the Floating Tranche, or at least three Business Days prior to such day, in the case of any notice given on or after the APA Bank Purchase Date with respect to a Eurodollar Tranche, to reduce the Series 1999-1 Invested Amount in accordance with Section 2.5; or

            (iii) to reduce the Invested Amount of any other Series of Investor Notes.

            (g) On any Business Day prior to the APA Bank Purchase Date during the Series 1999-1 Amortization Period, the Administrator may direct the Indenture Trustee in writing to withdraw amounts on deposit in the Series 1999-1 Principal Collection Subaccount and apply them to reduce the Series 1999-1 Invested Amount in accordance with Section 2.5; provided, that the Administrator shall have given the Funding Agent irrevocable written notice of such

Decrease (effective upon receipt) prior to 3:00, P.M., New York City time, at least two Business Days prior to such day.

            (a) On each Determination Date, the Administrator shall determine the amount of interest payable on the next succeeding Payment Date on the Series 1999-1 Investor Notes ("Series 1999-1 Monthly Interest"). Series 1999-1 Monthly Interest for each Series 1999-1 Interest Period will equal the product of (i) the Series 1999-1 Note Rate for such Series 1999-1 Interest Period, (ii) the average daily Series 1999-1 Invested Amount during such Series 1999-1 Interest Period and (iii) the actual number of days elapsed in such Series 1999-1 Interest Period divided by 360. If a change in the Discount, the Adjusted LIBO Rate or the Alternate Base Rate on or after any Determination Date results in a change in Series 1999-1 Monthly Interest for the Series 1999-1 Interest Period ending on the Payment Date immediately succeeding such Determination Date, the Administrator shall amend the Monthly Settlement Statement to reflect the adjustment in the Series 1998-1 Monthly Interest for such Series 1999-1 Interest Period caused by such change and any consequent adjustments and the Administrator shall also provide written notification to the Indenture Trustee of any such change. Any amendment to the Monthly Settlement Statement pursuant to this Section 5A.3(a) shall be completed by 1:00 p.m., New York City time, on the day preceding the next Payment Date.

            (b) On each Determination Date, the Administrator shall determine the excess, if any (the "Interest Shortfall"), of (i) the sum of (i) the Series 1999-1 Monthly Interest for the Series 1999-1 Interest Period ending on the next succeeding Payment Date and (ii) the amount of any unpaid Interest Shortfall, as of the preceding Payment Date (together with any Additional Interest on such Interest Shortfall) over (iii) the amount which will be available to be distributed to the Purchasers on such Payment Date in respect thereof pursuant to this Indenture Supplement. If the Interest Shortfall with respect to any Payment Date is greater than zero, an additional amount ("Additional Interest") equal to the product of (A) the number of days until such Interest Shortfall shall be repaid divided by 365 (or 366, as the case may be), (B) the Alternate Base Rate plus 2.0% and (C) such Interest Shortfall (or the portion thereof which has not been paid to the Series 1999-1 Investor Noteholders) shall be payable as provided herein on each Payment Date following such Payment Date, to but excluding the Payment Date on which such Interest Shortfall is paid to the Series 1999-1 Investor Noteholders.

            (a) On each Settlement Date, the Administrator shall direct the Indenture Trustee in writing to withdraw from the Series 1999-1 General Collection Subaccount and allocate to the Series 1999-1 Settlement Collection Subaccount an amount equal to Total Cash Available for such Settlement Date (less an amount equal to the investment income from the Series 1999-1 General Collection Subaccount and the Series 1999-1 Principal Collection Subaccount transferred to the Series 1999-1 Settlement Collection Subaccount pursuant to
Section 5A.1(b)).

            (b) If the Administrator determines that the aggregate amount distributable from the Series 1999-1 Settlement Collection Subaccount pursuant to paragraphs (i) through (xii) of

Section 5A.4(c) on any Payment Date exceeds the aggregate amount to be deposited in the Series 1999-1 Settlement Collection Account on such Payment Date pursuant to Section 5A.1(b) and Section 5A.4(a) (the "Deficiency"), the Administrator shall notify the Indenture Trustee thereof in writing at or before 10:00 a.m., New York City time, on the Business Day immediately preceding such Payment Date, and the Indenture Trustee shall, by 11:00 a.m., New York City time, on such Payment Date, withdraw from the Series 1999-1 Reserve Account and deposit in the Series 1999-1 Settlement Collection Subaccount an amount equal to the least of
(x) such Deficiency, (y) the product of the average daily Series 1999-1 Invested Percentage during the immediately preceding Monthly Period and Aggregate Net Lease Losses for such Monthly Period and (z) the amount on deposit in the Series 1999-1 Reserve Account and available for withdrawal and, to the extent that such amount is less than the Deficiency, withdraw from the Series 1999-1 Yield Supplement Account and deposit in the Series 1999-1 Settlement Collection Subaccount an amount equal to the lesser of the amount of such insufficiency and the amount on deposit in the Series 1999-1 Yield Supplement Account and available for withdrawal. If the Deficiency with respect to any Payment Date exceeds the amounts to be withdrawn from the Series 1999-1 Reserve Account and the Series 1999-1 Yield Supplement Account pursuant to the immediately preceding sentence, the Administrator shall instruct the Indenture Trustee in writing at or before 10:00 a.m., New York City time, on the Business Day immediately preceding such Payment Date, and the Indenture Trustee shall, by 11:00 a.m., New York City time, on such Payment Date, withdraw from the Series 1999-1 Reserve Account and deposit in the Series 1999-1 Settlement Collection Subaccount an amount equal to the lesser of (x) the remaining portion of the Deficiency and
(y) the amount on deposit in the Series 1999-1 Reserve Account and available for withdrawal (after giving effect to the withdrawal described in the immediately preceding sentence).

            (c) On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to Series 1999-1 Investor Notes, the Indenture Trustee shall apply the following amounts allocated to, or deposited in, the Series 1999-1 Settlement Collection Subaccount on such Payment Date in the following order of priority:

            (i) to SPV, an amount equal to the Series 1999-1 Excess Fleet Receivable Amount, if any, for such Payment Date;

            (ii) to the Gain On Sale Account, an amount equal to the Series 1999-1 Monthly Residual Value Gain, if any, for such Payment Date;

            (iii) to the Servicer, an amount equal to the product of the Monthly Servicer Advance Reimbursement Amount for such Payment Date and the average daily Series 1999-1 Invested Percentage during the immediately preceding Monthly Period;

            (iv) if VMS is not the Servicer, to the Servicer, an amount equal to the Series 1999-1 Servicing Fee for the Series 1999-1 Interest Period ending on such Payment Date;

            (v) to the Series 1999-1 Distribution Account, an amount equal to the Series 1999-1 Monthly Interest payable on such Payment Date plus the amount of any unpaid

      Interest Shortfall, as of the preceding Payment Date, together with any Additional Interest on such Interest Shortfall (such amount, the "Monthly Interest Payment");

            (vi) to the Series 1999-1 Distribution Account, an amount equal to the Commitment Fee for the Series 1999-1 Interest Period ending on such Payment Date plus the amount of any unpaid Commitment Fee for any prior Series 1999-1 Interest Period (such amount, the "Commitment Fee Payment");

            (vii) to the Series 1999-1 Distribution Account, an amount equal to the Program Fee for the Series 1999-1 Interest Period ending on such Payment Date plus the amount of any unpaid Program Fee for any prior Series 1999-1 Interest Period (such amount, the "Program Fee Payment");

            (viii) if VMS is the Servicer, to the Servicer, an amount equal to the Series 1999-1 Servicing Fee for the Series 1999-1 Interest Period ending on such Payment Date;

            (ix) to the Administrator, an amount equal to the Series 1999-1 Administrator Fee for the Series 1999-1 Interest Period ending on such Payment Date;

            (x) to the Series 1999-1 Distribution Account, an amount equal to the lesser of (A) Increased Costs for such Payment Date and (B) the Additional Costs Cap for such Payment Date;

            (xi) other than during a Lockout Period, to the Series 1999-1 Preferred Member Distribution Account, an amount equal to the Dividend Amount for such Payment Date;

            (xii) (A) prior to the Series 1999-1 Commitment Termination Date, to the Series 1999-1 Principal Collection Subaccount, an amount equal to the Series 1999-1 Allocated Asset Amount Deficiency, if any, on such Payment Date, (B) during the period from and including the Series 1999-1 Commitment Termination Date to and including the Series 1999-1 Note Termination Date, to the Series 1999-1 Principal Collection Subaccount, an amount equal to the lesser of the Series 1999-1 Principal Payment Amount for such Payment Date and the Series 1999-1 Invested Amount on such Payment Date and (C) on and after the Series 1999-1 Note Termination Date, to the Series 1999-1 Preferred Member Distribution Account, an amount equal to the Series 1999-1 Principal Payment Amount for such Payment Date (or, on the Series 1999-1 Note Termination Date, the portion thereof not deposited into the Series 1999-1 Principal Collection Subaccount); provided, however that on or after the Series 1999-1 Note Termination Date during a Lockout Period, the Series 1999-1 Principal Payment Amount for such Payment Date (or, on the Series 1999-1 Note Termination Date, the portion thereof not deposited into the Series 1999-1 Principal Collection Subaccount) shall be applied by the Indenture Trustee in accordance with
      Section 5.4(d) of the Base Indenture.

            (xiii) to the Series 1999-1 Reserve Account, to the extent that a Series 1999-1 Liquid Credit Enhancement Deficiency exists or, after the Series 1999-1 Commitment

      Termination Date, to the extent that a Series 1999-1 Allocated Asset Amount Deficiency exists, an amount equal to the greater of such deficiencies;

            (xiv) to the Series 1999-1 Yield Supplement Account, to the extent that a Series 1999-1 Yield Supplement Deficiency exists (or, will exist after giving effect to any reduction in the 1999-1B Invested Amount on such Payment Date), an amount equal to such deficiency;

            (xv) to the Series 1999-1 Distribution Account, an amount equal to the Failure Fee, if any, for such Payment Date plus the amount of any unpaid Failure Fee for any prior Payment Date (such amount, the "Failure Fee Payment"); and

            (xvi) to the Series 1999-1 Preferred Member Distribution Account, an amount equal to the balance remaining in the Series 1999-1 Settlement Collection Subaccount.

            (a) On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to the Series 1999-1 Investor Notes, the Indenture Trustee shall, in accordance with Section 6.1 of the Base Indenture, pay to the Funding Agent, for the account of the Series 1999-1 Investor Noteholders, from the Series 1999-1 Distribution Account the Monthly Interest Payment to the extent of the amount deposited in the Series 1999-1 Distribution Account for the payment of interest pursuant to Section 5A.4(c)(v).

            (b) On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to Series 1999-1 Investor Notes, the Indenture Trustee shall pay to the Funding Agent, for the account of the APA Bank, from the Series 1999-1 Distribution Account the Commitment Fee Payment for such Payment Date to the extent of the amount deposited in the Series 1999-1 Distribution Account for the payment of such Commitment Fee Payment pursuant to Section 5A.4(c)(vi).

            (c) On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to Series 1999-1 Investor Notes, the Indenture Trustee shall pay to the Funding Agent, for the account of the Initial Purchaser, from the Series 1999-1 Distribution Account the Program Fee Payment for such Payment Date to the extent of the amount deposited in the Series 1999-1 Distribution Account for the payment of such Program Fee Payment pursuant to Section 5A.4(c)(vii).

            (d) On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to Series 1999-1 Investor Notes, the Indenture Trustee shall pay to the Funding Agent, for the account of the Initial Purchaser or the APA Bank, as the case may be, from the Series 1999-1 Distribution Account any Article 7 Costs due and payable on such Payment Date to the Initial Purchaser or the APA Bank to the extent of the amount deposited in the Series 1999-1 Distribution Account for the payment of such
Article 7 Costs pursuant to Section 5A.4(c)(x).

            (e) On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to Series 1999-1 Investor Notes, the Indenture Trustee shall pay to the Persons owed any other unpaid Program Costs due and payable on such Payment Date or any amounts due and payable pursuant to Section 2.8 on such Payment Date from the Series 1999-1 Distribution Account to the extent of the amount deposited in the Series 1999-1 Distribution Account for the payment of such Program Costs pursuant to Section 5A.4(c)(x).

            (f) On the October 1999 Payment and on each Payment Date thereafter, based solely on the information contained in the Monthly Settlement Statement with respect to Series 1999-1 Investor Notes, the Indenture Trustee shall pay to the Funding Agent, for the account of the APA Bank, from the Series 1999-1 Distribution Account the Failure Fee Payment for such Payment Date to the extent of the amount deposited in the Series 1999-1 Distribution Account for the payment of such Failure Fee Payment pursuant to Section 5A.4(c)(xv).

            The amount (the "Monthly Principal Payment") distributable from the Series 1999-1 Principal Collection Subaccount on each Payment Date during the Series 1999-1 Amortization Period shall be equal to the amount on deposit in such account on such Payment Date; provided, however, that the Monthly Principal Payment on any Payment Date shall not exceed the Series 1999-1 Invested Amount on such Payment Date. Further, on any other Business Day prior to the APA Bank Purchase Date during the Series 1999-1 Amortization Period, funds may be distributed from the Series 1999-1 Distribution Account to the Series 1999-1 Investor Noteholder in accordance with Section 5A.7(c). On each Payment Date during the Series 1999-1 Amortization Period, based solely on the information contained in the Monthly Settlement Statement with respect to Series 1999-1 Investor Notes, the Indenture Trustee shall withdraw from the Series 1999-1 Principal Collection Subaccount and deposit in the Series 1999-1 Distribution Account an amount equal to the Monthly Principal Payment on such Payment Date.

            (a) The principal amount of the Series 1999-1 Investor Notes shall be due and payable on the Series 1999-1 Termination Date.

            (b) On each Payment Date on and after the APA Bank Purchase Date during the Series 1999-1 Amortization Period, based solely on the information contained in the Monthly Settlement Statement with respect to Series 1999-1 Investor Notes, the Indenture Trustee shall, in accordance with Section 6.1 of the Base Indenture, pay to the Funding Agent, for the account of the Series 1999-1 Investor Noteholder, from the Series 1999-1 Distribution Account the Monthly Principal Payment.

            (c) On the date of any Decrease, the Indenture Trustee shall pay to the Funding Agent, for the account of the Series 1999-1 Investor Noteholders, from the Series 1999-1 Distribution Account the amount of such Decrease.

            When any payment or deposit hereunder or under any other Transaction Document is required to be made by the Indenture Trustee at or prior to a specified time, the Administrator shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time. If the Administrator fails to give notice or instructions to make any payment from or deposit into the Collection Account or any subaccount thereof required to be given by the Administrator, at the time specified herein or in any other Transaction Document (after giving effect to appli-cable grace periods), the Indenture Trustee shall make such payment or deposit into or from the Collection Account or such subaccount without such notice or instruction from the Administrator; provided that the Administrator, upon request of the Indenture Trustee, promptly provides the Indenture Trustee with all information necessary to allow the Indenture Trustee to make such a payment or deposit in the event that the Indenture Trustee shall take or refrain from taking action pursuant to this Section 5A.8., the Administrator shall, by 5:00 p.m., New York City time, on any day the Indenture Trustee makes a payment or deposit based on information or direction from the Administrator, provide (i) written confirmation of any such direction and (ii) written confirmation of all information used by the Administrator in giving any such direction.

            (a) The Indenture Trustee shall establish and maintain in the name of the Indenture Trustee for the benefit of the Series 1999-1 Investor Noteholders an account (the "Series 1999-1 Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1999-1 Investor Noteholders. The Series 1999-1 Reserv-e Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institu-tion or trust company having corporate trust powers and acting as Indenture Trustee for funds deposited in the Series 1999-1 Reserve Account; provided that, if at any time such Qualified Institution is no longer a Qualified Institution or the credit rating of any securities issued by such depositary institution or trust company shall be reduced to below BBB- by S&P or Baa3 by Moody's, then the Indenture Trustee shall, within 30 days of such reduction, establish a new Series 1999-1 Reserve Account with a new Qualified Institution. If the Series 1999-1 Reserve Account is not maintained in accordance with the previous sentence, then within ten (10) Business Days after obtaining knowledge of such fact, the Indenture Trustee shall establish a new Series 1999-1 Reserve Account which complies with such sentence and transfer all cash and investments from the non-qualifying Series 1999-1 Reserve Account into the new Series 1999-1 Reserve Account. Initially, the Series 1999-1 Reserve Account will be estab-lished with The Chase Manhattan Bank.

            (b) So long as no Amortization Event has occurred, the Issuer may instruct the institution maintaining the Series 1999-1 Reserve Account in writing to invest funds on deposit in the Series 1999-1 Reserve Account from time to time in Permitted Investments selected by the Issuer (by standing instructions or otherwise); provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received. After the occurrence of an Amortization Event, the Funding Agent shall instruct the institution maintaining the Series 1999-1 Reserve Account in writing to invest funds on deposit in the Series 1999-1 Reserve Account from time to time in Permitted Investments selected by the Funding Agent (by standing instructions or otherwise); provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received. All such Permitted Investments will be credited to the Series 1999-1 Reserve Account and any such Permitted Investments that constitute (i) Physical Property (and that is not either a United States Security Entitlement or a Security Entitlement) shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held by the Indenture Trustee pending maturity or disposition; (ii) United States Security Entitlements or Security Entitlements shall be Controlled by the Indenture Trustee pending maturity or disposition; and (iii) Uncertificated Securities (and not United States Security Entitlements) shall be delivered to the Indenture Trustee in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee pending maturity or disposition. The Indenture Trustee shall, at the expense of the Administrator, take such action as is required to maintain the Indenture Trustee's security interest in the Permitted Investments credited to the Series 1999-1 Reserve Account. In absence of written direction as provided hereunder, funds on deposit in the Series 1999-1 Reserve Account shall remain uninvested.

            (c) All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 1999-1 Reserve Account shall be deemed to be on deposit and available for distribution.

            (d) If there is a Series 1999-1 Reserve Account Surplus on any Settlement Date, the Administrator may notify the Indenture Trustee thereof in writing and instruct the Indenture Trustee to withdraw from the Series 1999-1 Reserve Account and deposit in the Series 1999-1 Preferred Member Distribution Account, and the Indenture Trustee shall withdraw from the Series 1999-1 Reserve Account and deposit in the Series 1999-1 Preferred Member Distribution Account, so long as no Series 1999-1 Allocated Asset Amount Deficiency exists or would result therefrom, an amount up to the lesser of (i) such Series 1999-1 Reserve Account Surplus on such Business Day and (ii) the amount on deposit in the Series 1999-1 Reserve Account on such Business Day and available for withdrawal therefrom.

            (e) Amounts will be withdrawn from the Series 1999-1 Reserve Account in accordance with Section 5A.4(b).

            (f) In order to secure and provide for the repayment and payment of the Issuer Obligations with respect to the Series 1999-1 Investor Notes, the Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Indenture Trustee, for the benefit of the Series 1999-1 Investor Noteholders, all of the Issuer's right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 1999-1 Reserve

Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 1999-1 Reserve Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 1999-1 Reserve Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 1999-1 Reserve Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 1999-1 Reserve Account and in all proceeds thereof and shall be the only person authorized to originate entitlement orders in respect of the Series 1999-1 Reserve Account. The Series 1999-1 Reserve Ac-count shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 1999-1 Investor Noteholders. The Indenture Trustee and the Series 1999-1 Investor Noteholders shall have no interest in any amounts withdrawn from the Series 1999-1 Reserve Account and deposited in the Series 1999-1 Preferred Member Distribution Account.

            (g) On the Payment Date that the sum of (a) the Series 1999-1 Reserve Account Amount, (b) the Series 1999-1 Yield Supplement Account Amount and (c) the amount available to be deposited in the Series 1999-1 Preferred Member Distribution Account in accordance with Section 5A.4(c)(xii) is at least equal to the aggregate stated liquidation preference of the Series 1999-1 Preferred Membership Interests, the Indenture Trustee, acting in accordance with the written instructions of the Administrator shall withdraw from the Series 1999-1 Reserve Account all amounts on deposit therein for deposit in the Series 1999-1 Preferred Member Distribution Account.

            (a) The Indenture Trustee shall establish and maintain in the name of the Indenture Trustee for the benefit of the Series 1999-1 Investor Noteholders an account (the "Series 1999-1 Yield Supplement Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1999-1 Investor Noteholders. The Series 1999-1 Yield Supplement Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institu-tion or trust company having corporate trust powers and acting as Indenture Trustee for funds deposited in the Series 1999-1 Yield Supplement Account; provided that, if at any time such Qualified Institution is no longer a Qualified Institution or the credit rating of any securities issued by such depositary institution or trust company shall be reduced to below BBB-by S&P or Baa3 by Moody's, then the Indenture Trustee shall, within 30 days of such reduction, establish a new Series 1999-1 Yield Supplement Account with a new Qualified Institution. If the Series 1999-1 Yield Supplement Account is not maintained in accordance with the previous sentence, then within ten (10) Business Days after obtaining knowledge of such fact, the Indenture Trustee shall establish a new Series 1999-1 Yield Supplement Account which complies with such sentence and transfer all cash and investments from the non-qualifying Series

1999-1 Yield Supplement Account into the new Series 1999-1 Yield Supplement Account. Initially, the Series 1999-1 Yield Supplement Account will be estab-lished with The Chase Manhattan Bank.

            (b) So long as no Amortization Event has occurred, the Issuer may instruct the institution maintaining the Series 1999-1 Yield Supplement Account in writing to invest funds on deposit in the Series 1999-1 Yield Supplement Account from time to time in Permitted Investments selected by the Issuer (by standing instructions or otherwise); provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received. After the occurrence of an Amortization Event, the Funding Agent shall instruct the institution maintaining the Series 1999-1 Yield Supplement Account in writing to invest funds on deposit in the Series 1999-1 Yield Supplement Account from time to time in Permitted Investments selected by the Funding Agent (by standing instructions or otherwise); provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received. All such Permitted Investments will be credited to the Series 1999-1 Yield Supplement Account and any such Permitted Investments that constitute (i) Physical Property (and that is not either a United States Security Entitlement or a Security Entitlement) shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held by the Indenture Trustee pending maturity or disposition; (ii) United States Security Entitlements or Security Entitlements shall be Controlled by the Indenture Trustee pending maturity or disposition; and (iii) Uncertificated Securities (and not United States Security Entitlements) shall be delivered to the Indenture Trustee in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee pending maturity or disposition. The Indenture Trustee shall, at the expense of the Administrator, take such action as is required to maintain the Indenture Trustee's security interest in the Permitted Investments credited to the Series 1999-1 Yield Supplement Account. In absence of written direction as provided hereunder, funds on deposit in the Series 1999-1 Yield Supplement Account shall remain uninvested.

            (c) All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 1999-1 Yield Supplement Account shall be deemed to be on deposit and available for distribution.

            (d) If there is a Series 1999-1 Yield Supplement Account Surplus on any Settlement Date, the Administrator may notify the Indenture Trustee thereof in writing and request the Indenture Trustee to withdraw from the Series 1999-1 Yield Supplement Account and deposit in the Series 1999-1 Preferred Member Distribution Account, and the Indenture Trustee shall withdraw from the Series 1999-1 Yield Supplement Account and deposit in the Series 1999-1 Preferred Member Distribution Account an amount up to the lesser of (i) such Series 1999-1 Yield Supplement Account Surplus on such Business Day and (ii) the amount on deposit in the Series 1999-1 Yield Supplement Account on such Business Day and available for withdrawal therefrom.

            (e) Amounts will be withdrawn from the Series 1999-1 Yield Supplement Account in accordance with Section 5A.4(b).

            (f) In order to secure and provide for the repayment and payment of the Issuer Obligations with respect to the Series 1999-1 Investor Notes, the Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Indenture Trustee, for the benefit of the Series 1999-1 Investor Noteholders, all of the Issuer's right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 1999-1 Yield Supplement Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 1999-1 Yield Supplement Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 1999-1 Yield Supplement Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 1999-1 Yield Supplement Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 1999-1 Yield Supplement Account and in all proceeds thereof and shall be the only person authorized to originate entitlement orders in respect of the Series 1999-1 Yield Supplement Account. The Series 1999-1 Yield Supplement Ac-count shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 1999-1 Investor Noteholders. The Indenture Trustee and the Series 1999-1 Investor Noteholders shall have no interest in any amounts withdrawn from the Series 1999-1 Yield Supplement Account and deposited in the Series 1999-1 Preferred Member Distribution Account.

            (g) On the Payment Date that the sum of (a) the Series 1999-1 Reserve Account Amount, (b) the Series 1999-1 Yield Supplement Account Amount and (c) the amount available to be deposited in the Series 1999-1 Preferred Member Distribution Account in accordance with Section 5A.4(c)(xii) is at least equal to the aggregate stated liquidation preference of the Series 1999-1 Preferred Membership Interests, the Indenture Trustee, acting in accordance with the written instructions of the Administrator shall withdraw from the Series 1999-1 Yield Supplement Account all amounts on deposit therein for deposit in the Series 1999-1 Preferred Member Distribution Account.

            (a) The Indenture Trustee shall establish and maintain in the name of the Indenture Trustee for the benefit of the Series 1999-1 Investor Noteholders an account (the "Series 1999-1 Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1999-1 Investor Noteholders. The Series 1999-1 Distri-bution Account shall be maintained (i) with a Qualified Institution, or
(ii) as a segregated trust account with the corporate trust department of a depository institu-tion or trust company having corporate trust powers and acting as Indenture Trustee for funds deposited in the Series 1999-1 Distribution Account; provided that, if at any time such Qualified Institution is no longer a Qualified Institution or the credit rating of any securities issued by such depositary institution or trust company shall be reduced to below BBB- by S&P or Baa3 by Moody's, then the Indenture Trustee shall, within 30 days of such reduction, establish a new Series 1999-1 Distribution Account with a new Qualified Institution. If the Series 1999-1 Distribution Account is not maintained in accordance with the previous sentence, within ten (10) Business Days after a Trust Officer has obtained actual knowledge of such fact, the Indenture Trustee shall establish a new Series 1999-1 Distribution Account which complies with such sentence and shall instruct the Indenture Trustee in writing to transfer all cash and investments from the non-qualifying Series 1999-1 Distribution Account into the new Series 1999-1 Distribution Account. Initially, the Series 1999-1 Distribution Account will be estab-lished with The Chase Manhattan Bank. (b) In order to secure and provide for the repayment and payment of the Issuer Obligations with respect to the Series 1999-1 Investor Notes, the Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Indenture Trustee, for the benefit of the Series 1999-1 Investor Noteholders, all of the Issuer's right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 1999-1 Distribution Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 1999-1 Distribution Account or the funds on deposit therein from time to time; (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 1999-1 Distribution Account, the funds on deposit therein from time to time; and
(v) all proceeds of any and all of the foregoing, including, without limitation, cash. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 1999-1 Distribution Account and in all proceeds thereof and shall be the only person authorized to originate entitlement orders in respect of the Series 1999-1 Distribution Account. The Series 1999-1 Distribution Ac-count shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 1999-1 Investor Noteholders.

            (a) On the Series 1999-1 Closing Date, the Issuer shall have one or more Series 1999-1 Lease Rate Caps with respect to all of the Fixed Rate Leases then allocated to the Lease SUBI Portfolio. On the initial Settlement Date and on each Settlement Date thereafter the Issuer shall have one or more Series 1999-1 Lease Rate Caps with respect to all of the Fixed Rate Leases then allocated to the Lease SUBI Portfolio. On each Settlement Date, the Issuer shall deliver to the Indenture Trustee copies of any additional Series 1999-1 Lease Rate Caps obtained by the Issuer since the preceding Settlement Date. If the long-term unsecured credit rating of any provider of a Series 1999-1 Lease Rate Cap falls below "A2" from Moody's or "A" from S&P, the Transferor shall obtain a substitute Series 1999-1 Lease Rate Cap from an Eligible Counterparty within ten Business Days of such decline in credit rating unless such provider provides some form of collateral for its obligations under its Series 1999-1 Lease Rate Cap acceptable to the Funding Agent and the Rating Agency Condition is satisfied with respect to such arrangement. The Issuer will not permit any Series 1999-1 Lease Rate Cap to be terminated or transferred in whole or in part unless a replacement Series 1999-1 Lease Rate Cap therefor has been provided as described in the immediately preceding sentence.

            (b) In order to secure and provide for the repayment and payment of the Issuer Obligations with respect to the Series 1999-1 Investor Notes, the Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Indenture Trustee, for the benefit of the Series 1999-1 Investor Noteholders, all of the Issuer's right, title and interest in and to the Series 1999-1 Lease Rate Caps and all proceeds thereof.

            If any one of the following events shall occur with respect to the Series 1999-1 Investor Notes:

            (a) the Series 1999-1 Reserve Account shall have become subject to an injunction, estoppel or other stay or a Lien (other than a Permitted
      Lien);

            (b) the Series 1999-1 Yield Supplement Account shall have become subject to an injunction, estoppel or other stay or a Lien (other than a Permitted Lien);

            (c) a Series 1999-1 Liquid Credit Enhancement Deficiency shall occur and continue for at least two Business Days;

            (d) a Series 1999-1 Allocated Asset Amount Deficiency shall occur and continue for at least two Business Days;

            (e) a Series 1999-1 Yield Supplement Deficiency shall occur and continue for at least two Business Days;

            (f) the Three Month Average Charge-Off Ratio with respect to any Settlement Date exceeds 0.75%;

            (g) the Three Month Average Residual Value Loss Ratio with respect to any Settlement Date exceeds 12.50%;

            (h) the Three Month Average Paid-In Advance Loss Ratio with respect to any Settlement Date exceeds 1.50%;

            (i) the Three Month Average Delinquency Ratio with respect to any Settlement Date exceeds 6.0%;

            (j) the failure on the part of the Issuer to declare and pay dividends on the Series 1999-1 Preferred Membership Interests on any Payment Date in accordance with their terms;

            (k) any Servicer Termination Event shall occur;

            (l) any Termination Event shall occur;

            (m) an Event of Default with respect to the Series 1999-1 Notes shall occur;

            (n) an Insolvency Event shall occur with respect to SPV, the Origination Trust, ARAC or VMS;

            (o) a Lease Rate Cap Event shall occur and continue for two Business Days;

            (p) failure on the part of the Issuer (i) to make any payment or deposit required by the terms of the Indenture (or within the applicable grace period which shall not exceed two Business Days after the date such payment or deposit is required to be made) or (ii) duly to observe or perform in any material respect any covenants or agreements of the Issuer set forth in the Base Indenture or this Indenture Supplement (other than Lease Rate Cap Event), which failure continues unremedied for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or the Issuer and the Indenture Trustee by any Series 1999-1 Noteholder, written notice specifying such default and requiring it to be remedied;

            (q) any representation or warranty made by the Issuer in the Base Indenture or this Indenture Supplement, or any information required to be delivered by the Issuer to the Indenture Trustee shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or the Issuer and the Indenture Trustee by any Series 1999-1 Noteholder, written notice thereof;

            (r) the Indenture Trustee shall for any reason cease to have a valid and perfected first priority security interest in the Collateral or any of VMS, the Issuer or any Affiliate of either thereof shall so assert;

            (s) there shall have been filed against ARAC, VMS, the Origination Trust, SPV or the Issuer (i) a notice of federal tax Lien from the Internal Revenue Service, (ii) a notice of Lien from the PBGC under
      Section 412(n) of the Internal Revenue Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which either of such sections applies or (iii) a notice of any other Lien the existence of which could reasonably be expected to have a material adverse effect on the business, operations or financial condition of such Person, and, in each case, 40 days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged;

            (t) one or more judgments or decrees shall be entered against the Issuer involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000 or more and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

            (u) any of the Transaction Documents shall cease, for any reason, to be in full force and effect, other than in accordance with its terms; then, in the case of any event described in clause (p) through (u) above, an Amortization Event will be deemed to have occurred with respect to the Series 1999-1 Investor Notes only, if after the applicable grace period, either the Indenture Trustee or Series 1999-1 Noteholders holding a Majority in Interest of the Series 1999-1 Notes, declare that an Amortization Event has occurred with respect to the Series 1999-1 Notes. In the case of any event described in clauses (a) through (o) above, an Amortization Event with respect to the Series 1999-1 Investor Notes will be deemed to have occurred without notice or other action on the part of the Indenture Trustee or the Series 1999-1 Noteholders.

            The Issuer shall have the option to prepay all outstanding Series 1999-1 Investor Notes by paying an amount equal to the Series 1999-1 Prepayment Amount. The Issuer shall give the Indenture Trustee and the Funding Agent at least ten Business Days' prior written notice of the date on which the Issuer intends to exercise such option to prepay (the "Prepayment Date"). Not later than 12:00 noon, New York City time, on such Prepayment Date, the Issuer shall deposit in the Series 1999-1 Distribution Account an amount equal to the Series 1999-1 Prepayment Amount in immediately available funds. The funds deposited into the Series 1999-1 Distribution Account will be paid by the Indenture Trustee to the Funding Agent, for the account of the Series 1999-1 Investor Noteholders, on such Prepayment Date.

 . A periodic servicing fee (the "Series 1999-1 Servicing Fee") shall be payable to the Servicer on each Payment Date for the preceding Monthly Period in an amount equal to the product of (a) 0.215% per annum (the "Series Servicing Fee Percentage") times (b) the daily average of the Series 1999-1 Required Asset Amount for such Monthly Period times (c) the number of days in such Monthly Period divided by 365 (or 366, as applicable) days. The Series 1999-1 Servicing Fee shall be payable to the Servicer on each Payment Date pursuant to Section 5A.4(c)(iv) or (viii).

 . A periodic fee (the "Series 1999-1 Administrator Fee") shall be payable to the Administrator on each Payment Date for the preceding Monthly Period in an amount equal to the product of (a) 0.01% per annum times (b) the daily average of the Series 1999-1 Required Asset Amount for such Monthly Period times (c) the number of days in such Monthly Period divided by 365 (or 366, as applicable) days. The Series 1999-1 Administrator Fee shall be payable to the Administrator on each Payment Date pursuant to Section 5A.4(c)(ix).

 . Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for the APA Bank to make or maintain any portion of the Series 1999-1 Invested Amount allocated to a Eurodollar Tranche and the APA Bank shall notify in writing the Funding Agent, the Indenture Trustee and the Issuer, then the portion of the Series 1999-1 Invested Amount allocated to

Eurodollar Tranches shall thereafter be calculated by reference to the Alternate Base Rate. If any such change in the method of calculating interest occurs on a day which is not the last day of the Eurodollar Period with respect to any Eurodollar Tranche, the Issuer shall pay to the Funding Agent for the account of the APA Bank the amounts, if any, as may be required pursuant to Section 7.4.

 . (a) If any Change in Law (except with respect to Taxes which shall be governed by Section 7.3) shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the APA Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on the APA Bank or the London interbank market any other condition affecting the Transaction Documents or the funding of Eurodollar Tranches by the APA Bank;

and the result of any of the foregoing shall be to increase the cost to the APA Bank of making, converting into, continuing or maintaining Eurodollar Tranches (or maintaining its obligation to do so) or to reduce any amount received or receivable by the APA Bank hereunder (whether principal, interest or otherwise), then the Issuer will pay to the APA Bank such additional amount or amounts as will compensate the APA Bank for such additional costs incurred or reduction suffered.

            (b) If the APA Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the APA Bank's capital or the capital of any corporation controlling the APA Bank as a consequence of its obligations hereunder to a level below that which the APA Bank or such corporation could have achieved but for such Change in Law (taking into consideration the APA Bank's or such corporation's policies with respect to capital adequacy), then from time to time, the Issuer shall pay to the APA Bank such additional amount or amounts as will compensate the APA Bank for any such reduction suffered.

            (c) A certificate of the APA Bank setting forth the amount or amounts necessary to compensate the APA Bank as specified in subsections (a) and
(b) of this Section 7.2 shall be delivered to the Issuer (with a copy to the Funding Agent) and shall be conclusive absent manifest error. The agreements in this Section shall survive the termination of this Indenture Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.

            (d) Failure or delay on the part of the APA Bank to demand compensation pursuant to this Section 7.2 shall not constitute a waiver of the APA Bank's right to demand such compensation; provided that the Issuer shall not be required to compensate the APA Bank pursuant to this Section 7.2 for any increased costs or reductions incurred more than 270 days prior to the date that the APA Bank notifies the Issuer of the Change in Law giving rise to such increased costs or reductions and of the APA Bank's intention to claim compensation therefor;

provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

 . (a) Any and all payments by or on account of any obligation of the Issuer hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Issuer shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 7.3) the Funding Agent or the APA Bank receives an amount equal to the sum that it would have received had no such deductions been made, (ii) the Issuer shall make such deductions and (iii) the Issuer shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Issuer shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Issuer shall indemnify the Funding Agent and the APA Bank within the later of 10 days after written demand therefor and the Payment Date next following such demand for the full amount of any Indemnified Taxes or Other Taxes paid by the Funding Agent or the APA Bank on or with respect to any payment by or on account of any obligation of the Issuer hereunder or under any other Transaction Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 7.3) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that no Person shall be indemnified pursuant to this Section 7.3(c) or required to pay additional amounts under the proviso of Section 7.3(a) to the extent that the reason for such indemnification relates to, or arises from, the failure by such Person to comply with the provisions of Section 7.3(g). A certificate as to the amount of such payment or liability delivered to the Issuer by the Funding Agent or the APA Bank shall be conclusive absent manifest error. Any payments made by the Issuer pursuant to this Section 7.3 shall be made solely from funds available therefor pursuant to Section 5A.4(c), shall be non-recourse other than with respect to such funds, and shall not constitute a claim against the Issuer to the extent that insufficient funds exist to make such payment. The agreements in this Section shall survive the termination of this Indenture Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Issuer to a Governmental Authority, the Issuer shall deliver to the Funding Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Funding Agent.

            (e) The Funding Agent and the APA Bank if entitled to an exemption from or reduction of an Indemnified Tax or Other Tax with respect to payments made under this

Indenture Supplement and the Base Indenture shall (but with respect to any Indemnified Tax or Other Tax arising from a Change in Law, only to the extent the Funding Agent or the APA Bank is legally able to do so) deliver to the Issuer (with a copy to the Funding Agent) such properly completed and executed documentation prescribed by applicable law and reasonably requested by the Issuer on the later of (i) 30 Business Days after such request is made and the applicable forms are provided to the APA Bank or (ii) 30 Business Days before prescribed by applicable law as will permit such payments to be made without withholding or with an exemption from or reduction of Indemnified Taxes or Other Taxes.

            (f) If the Funding Agent or the APA Bank receives a refund solely in respect of Taxes or Other Taxes, it shall pay over such refund to the Issuer to the extent that it has already received indemnity payments or additional amounts pursuant to this Section 7.3 with respect to such Taxes or Other Taxes giving rise to the refund, net of all out-of-pocket expenses and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Issuer shall, upon request of the Funding Agent or the APA Bank, repay such refund (plus interest or other charges imposed by the relevant Governmental Authority) to the Funding Agent or the APA Bank if the Funding Agent or the APA Bank is required to repay such refund to such Governmental Authority. Nothing contained herein shall require the Funding Agent or an APA Bank to make its tax returns (or any other information relating to its taxes which it deems confidential) available to the Issuer or any other Person.

            (g) If the APA Bank is not incorporated under the laws of the United States of America or a state thereof or the District of Columbia, the APA Bank shall:

                  (i) prior to becoming a party to any Transaction Document, deliver to the Issuer and the Funding Agent (A) two duly completed copies of IRS Form 1001 or Form 4224, or successor applicable forms, as the case may be, and (B) and IRS Form W-8 or W-9, or successor applicable form, as the case may be;

                  (ii) deliver to the Issuer and the Funding Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Issuer; and

                  (iii) obtain such extensions of time for filing and completing such forms or certifications as may be reasonably be requested by the Issuer and the Funding Agent;

unless, in any such case, an event (including, without limitation, any change in treaty, law or regulation) has occurred after the Series 1999-1 Closing Date and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent the APA Bank from duly completing and delivering any such form with respect to it, and the APA Bank so advises the Issuer and the Funding Agent. The APA Bank so organized shall certify (i) in the case of an IRS Form 1001 or IRS Form 4224, that it is entitled to receive payments under the Series 1999-1 Investor Notes and the other Transaction Documents without deduction or withholding of any United States federal income taxes and (ii) in the case of an IRS Form W-8 or IRS Form W-9, that it is entitled to an exemption from United States backup withholding tax.

            . The Issuer agrees to indemnify the APA Bank and to hold the APA Bank harmless from any loss or expense which the APA Bank may sustain or incur as a consequence of (a) default by the Issuer in making a borrowing of, conversion into or continuation of a Eurodollar Tranche after the Issuer has given irrevocable notice requesting the same in accordance with the provisions of this Indenture Supplement, or (b) default by the Issuer in making any prepayment in connection with a Decrease after the Issuer has given irrevocable notice thereof in accordance with the provisions of Section 2.5 or (c) the making of a prepayment of a Eurodollar Tranche prior to the termination of the Eurodollar Period for such Eurodollar Tranche. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the Eurodollar Period (or in the case of a failure to borrow, convert or continue, the Eurodollar Period that would have commenced on the date of such prepayment or of such failure) in each case at the Adjusted LIBO Rate for such Eurodollar Tranche provided for herein over (ii) the amount of interest (as reasonably determined by the APA Bank) which would have accrued to the APA Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market; provided that any payments made by the Issuer pursuant to this subsection shall be made solely from funds available therefor pursuant to
Section 5A.4(c), shall be non-recourse other than with respect to such funds, and shall not constitute a claim against the Issuer to the extent that such funds are insufficient to make such payment. This covenant shall survive the termination of this Indenture Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by the APA Bank to the Issuer shall be conclusive absent manifest error.

 . If prior to the commencement of any Eurodollar Period:

            (a) the Funding Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Eurodollar Period, or

            (b) the Funding Agent is advised by the APA Bank that the Adjusted LIBO Rate for such Eurodollar Period will not adequately and fairly reflect the cost to the APA Bank of making or maintaining the Eurodollar Tranches during such Eurodollar Period, then the Funding Agent shall promptly give telecopy or telephonic notice thereof to the Issuer and the Indenture Trustee, whereupon until the Funding Agent notifies the Issuer and the Indenture Trustee that the circumstances giving rise to such notice no longer exist, the Available Pricing Amount shall not be allocated to any Eurodollar Tranche.

            . If the APA Bank requests compensation under Section 7.2, or if the Issuer is required to pay any additional amount to the APA Bank or any Governmental Authority for the account of the APA Bank pursuant to Section 7.3, then the APA Bank shall use reasonable efforts to designate a different lending office for funding or booking its obligations hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the APA Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 7.2 or 7.3, as the case may be, in the future and (ii) would not subject the APA Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to the APA Bank. The Issuer hereby agrees to pay all reasonable costs and expenses incurred by the APA Bank in connection with any such designation or assignment.

 . The Issuer and VMS each hereby represents and warrants to the Indenture Trustee, the Funding Agent and each of the Purchasers that:

            (a) each and every of their respective representations and warranties contained in the Transaction Documents is true and correct as of the Series 1999-1 Closing Date, as of the Series 1999-1 Initial Funding Date and as of the date of each Increase; and

            (b) as of the Series 1999-1 Closing Date, they have not engaged, in connection with the offering of the Series 1999-1 Investor Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

 . The Issuer and VMS hereby agree, in addition to their obligations hereunder, that:

            (a) they shall observe in all material respects each and every of their respective covenants (both affirmative and negative) contained in the Base Indenture and all other Transaction Documents to which each is a party;

            (b) they will promptly notify Purchaser in the event they discover or determine that any of their respective computer applications (including those of their suppliers or vendors) that is material to the performance of their obligations under the Transaction Documents will not be Year 2000 Compliant on a timely basis;

            (c) they shall afford the Funding Agent, the Indenture Trustee or any representatives of the Funding Agent or the Indenture Trustee access to all records relating to the SUBI Certificates, the Sold Units and the Fleet Receivables at any reasonable time during regular business hours, upon reasonable prior notice (and without prior notice if an Amortization Event has occurred), for purposes of inspection and shall permit the Funding Agent, the Indenture Trustee or any representative of the Funding Agent or the Indenture Trustee to visit any of the Issuer's or VMS's, as the case may be, offices or properties during regular business hours and as often as may reasonably be desired to discuss the business, operations, properties, financial and other conditions of the Issuer or VMS with their respective officers and employees and with their independent certified public accountants; and

            (d) they shall not take any action, nor permit SPV to take any action, requiring the satisfaction of the Rating Agency Condition pursuant to any Transaction Document without the prior written consent of the Series 1999-1 Required Investor Noteholders.

 . VMS hereby represents and warrants to the Indenture Trustee, the Funding Agent and each of the Purchasers that:

            (a) It has or caused to be (i) initiated a review and assessment of all areas within its business and operations (including those affected by its suppliers, vendors and customers) that could be materially adversely affected by the "Year 2000 Problem" (that is the risk that computer applications used by VMS (or its suppliers, vendors and customers) may be unable to recognize and perform properly material date-sensitive functions involving certain dates prior to, and any date after, January 1, 2000),
      (ii) developed a plan and time line addressing the Year 2000 Problem in all material respects on a timely basis, and (iii) to date, implemented that plan in all material respects in accordance with that timetable;

            (b) Based on the foregoing, it believes that all computer applications (including those of its suppliers, vendors and customers) that are material to the performance of its obligations under the Transaction Documents are Year 2000 Compliant, except to the extent that a failure to be so could not reasonably be expected to (a) have a Material Adverse Effect on the Issuer or the transactions documented under the Transaction Documents, or (b) to result in an Amortization Event;

            (c) It (i) has or caused to be completed a review and assessment of all material computer applications (including, but not limited to those of its suppliers, vendors, customers and any third party servicers), which are related to or involved in the origination, collection, management or servicing of the Leases and the Fleet Receivables (the "Lease Systems") and (ii) has or caused to be determined that the Lease Systems are Year 2000 Compliant or will be Year 2000 Compliant in all material respects on a timely basis; and

            (d) The costs of all assessment, remediation, testing and integration related to VMS' plan for becoming Year 2000 Compliant will not have a material adverse effect on the business or operations of VMS.

 . The Administrator hereby agrees that:

            (a) it shall provide to the Indenture Trustee and the Funding Agent, on each Determination Date, a Monthly Settlement Statement, substantially in the form of Exhibit C, setting forth as of the last day of the most recent Monthly Period and for such Monthly Period the information set forth therein; and

            (b) it shall provide to the Funding Agent simultaneously with delivery to the Indenture Trustee, all reports, notices, certificates, statements and other documents required to be delivered to the Indenture Trustee pursuant to the Base Indenture and the other Transaction Documents, and furnish to the Funding Agent promptly after receipt thereof a copy of each notice, demand or other material communication (excluding routine communications) received by or on behalf of the Issuer or the Administrator with respect to the Transaction Documents.

 . The obligations of the Issuer and the Administrator to the Funding Agent and the Purchasers under this Indenture Supplement shall not be affected by reason of any invalidity, illegality or irregularity of any of the SUBI Certificates, the Sold Units or the Fleet Receivables.

 . This Indenture Supplement shall become effective on the date (the "Effective Date") on which the following conditions precedent have been satisfied:

            (a) Documents. The Funding Agent shall have received an original copy for the Initial Purchaser and the APA Bank, each executed and delivered in form and substance satisfactory to it of (i) the Base Indenture, executed by a duly authorized officer of each of the Issuer and the Indenture Trustee, (ii) the Transfer Agreement, executed by a duly authorized officer of each of the Issuer and SPV, (iii) this Indenture Supplement, executed by a duly authorized officer of each of the Issuer, the Administrator, the Indenture Trustee, the Funding Agent, the Initial Purchaser and the APA Bank, (iv) the Series 1999-1 Fee Letter, (v) the Administration Agreement, executed by a duly authorized officer of each of the Issuer, SPV and the Administrator, (vi) each of the Origination Trust Documents, executed by duly authorized officers of each of the parties thereto and (vii) any other Transaction Documents to be executed in connection with Series 1999-1, each duly executed by the parties thereto.

      (b) Corporate Documents; Proceedings of the Issuer, the Administrator, SPV, the Origination Trust and the Servicer. The Funding Agent shall have received, with a copy for the Initial Purchaser and the APA Bank, from the Issuer, the Administrator, SPV, the Origination Trust, VMS and the Servicer true and complete copies of:

                        (i) to the extent applicable, the certificate of
            incorporation or certificate of formation, including all amendments thereto, of such Person, certified as of a recent date by the Secretary of State or other appropriate authority of the state of incorporation or organization, as the case may be, and a certificate of compliance, of status or of good standing, as and to the extent applicable, of each such Person as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction;

                        (ii) a certificate of the Secretary or an Assistant
            Secretary of each of the Administrator, SPV and the Servicer, dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the limited liability company agreement of such Person, as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Funding Agent, of the Board of Directors of such Person or committees thereof authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and the transactions contemplated thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, (C) that the certificate of incorporation of such Person has not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer or authorized signatory executing any Transaction Documents or any other document delivered in connection herewith or therewith on behalf of such Person;

                        (iii) a certificate of the Secretary or an Assistant
            Secretary of each of the Common Member and the Origination Trust Trustee, dated the Effective Date and certifying as to the incumbency and specimen signature of each officer or authorized signatory executing any Transaction Documents or any other document delivered in connection herewith or therewith on behalf of such Person; and

                        (iv) a certificate of another officer as to the
            incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) or (iii) above.

            (c) Good Standing Certificates. The Funding Agent shall have received copies of certificates of compliance, of status or of good standing, dated as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction, with respect to the Issuer, the Administrator, SPV and the Origination Trust in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation, except where the failure to so qualify would not have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Issuer, the Administrator, SPV or the Origination Trust, as the case may be.

            (d) Consents, Licenses, Approvals, Etc. The Funding Agent shall have received, with a counterpart for the Initial Purchaser and the APA Bank, certificates dated the date hereof of an Authorized Officer of the Issuer, the Administrator, SPV, the Origination Trust and the Servicer either (i) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance by the Issuer, the Administrator, SPV, the Origination Trust and the Servicer of the Transaction Documents to which it is a party and the validity and enforceability of the Transaction Documents to which it is a party against the Issuer, the Administrator, SPV, the Origination Trust and the Servicer, respectively, and such consents, licenses and approvals


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      shall be in full force and effect or (ii) stating that no such consents, licenses or approvals are so required.

            (e) No Litigation. The Funding Agent shall have received confirmation that there is no pending or, to their knowledge after due inquiry, threatened action or proceeding affecting the Issuer, the Administrator, SPV, the Origination Trust, the Servicer, ARAC or any of its Subsidiaries before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

            (f) Lien Searches. The Funding Agent shall have received a written search report listing all effective financing statements that name VMS, the Origination Trust, SPV or the Issuer as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to paragraph (h) below and in any other jurisdictions that the Funding Agent determines are necessary or appropriate, together with copies of such financing statements (none of which, except for those described in paragraph (h) below shall cover any portion of the Series 1999-1 Collateral), and tax and judgment lien searches showing no such liens that are not permitted by the Transaction Documents.

            (g) UCC Certificate. The Funding Agent shall have received from each of VMS, the Origination Trust, SPV and the Issuer a certificate, substantially in the form of Exhibit D, completed in a manner satisfactory to the Funding Agent, duly executed by an Authorized Officer of each of the VMS, the Origination Trust, SPV and the Issuer and dated the Series 1999-1 Closing Date.

                  (h) Filings, Registrations and Recordings. The SUBI Certificates shall have been registered in the name of the Issuer and delivered to the Indenture Trustee, endorsed in blank, and any documents (including, without limitation, financing statements) required to be filed in order (i) to create, in favor of the Indenture Trustee, a perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the UCC or other comparable statute, (ii) to create in favor of the Issuer a perfected ownership/security interest in the Issuer Assets under the Transfer Agreement with respect to which a ownership/security interest may be perfected by filing under the UCC or other comparable statute, (iii) to create in favor of the Origination Trust perfected ownership/security interest in the assets transferred thereto pursuant to the Contribution Agreement and any assets transferred to the Origination Trust by VMS or any of its affiliates within a year of the Series 1999-1 Closing Date with respect to which a ownership/security interest may be perfected by filing under the UCC or other comparable statute, (iv) to create in favor of SPV a perfected ownership interest in the Fleet Receivables under the Receivable Purchase Agreement and the assets transferred to SPV pursuant to the Asset Sale Agreement and (v) to create in favor of the Indenture Trustee a perfected security interest in the Series 1999-1 Collateral with respect to which a security interest may be perfected by a filing under the UCC or other comparable statute shall, in each case, have been properly prepared and executed for immediate filing in each office in each jurisdiction listed in the UCC Certificate referred to in paragraph (g) above, and such filings are the only filings required in order to perfect the security interest of the Indenture Trustee in the Collateral, the transfer of the Issuer Assets to the Issuer pursuant to the Transfer Agreement, the transfer of the Fleet

Receivables, Leases, Vehicles and other assets to the Origination Trust pursuant to the Contribution Agreement, the transfer of the Fleet Receivables to SPV pursuant to the Receivable Purchase Agreement and of certain other assets to SPV pursuant to the Asset Sale Agreement, the transfer of the Series 1999-1 Collateral to the Indenture Trustee, as the case may be. The Funding Agent shall have received evidence reasonably satisfactory to it of each such filing, registration or recordation and reasonably satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.


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